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                                                                     Exhibit 2.6








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                            ASSET EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                      INSIGHT COMMUNICATIONS COMPANY, L.P.

                                       AND

                                  COXCOM, INC.

                                   DATED AS OF

                                NOVEMBER 26, 1997




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                                TABLE OF CONTENTS
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1.       Definitions..............................................................................................1
         1.1.     Accounts Receivable.............................................................................1
         1.2.     Affiliate.......................................................................................1
         1.3.     Assets..........................................................................................1
         1.4.     Basic Cable Service.............................................................................2
         1.5.     Basic Equivalent Customer.......................................................................2
         1.6.     Business Day....................................................................................2
         1.7.     Cable Act.......................................................................................2
         1.8.     Closing.........................................................................................2
         1.9.     Communications Act..............................................................................3
         1.10.    Compensation Arrangement........................................................................3
         1.11.    Contracts.......................................................................................3
         1.12.    Employee Plan...................................................................................3
         1.13.    Encumbrance.....................................................................................3
         1.14.    Environmental Law...............................................................................3
         1.15.    ERISA...........................................................................................4
         1.16.    FAA.............................................................................................4
         1.17.    FCC.............................................................................................4
         1.18.    Franchises......................................................................................4
         1.19.    GAAP............................................................................................4
         1.20.    Governmental Authority..........................................................................4
         1.21.    Governmental Permits............................................................................4
         1.22.    Hazardous Substances............................................................................4
         1.23.    HSR Act.........................................................................................5
         1.24.    Intangibles.....................................................................................5
         1.25.    Legal Requirement...............................................................................5
         1.26.    Material Adverse Effect.........................................................................5
         1.27.    Multiemployer Plan..............................................................................5
         1.28.    Permitted Encumbrances..........................................................................5
         1.29.    Person..........................................................................................6
         1.30.    Real Property...................................................................................6
         1.31.    Required Consents...............................................................................6
         1.32.    Service Area....................................................................................6
         1.33.    System..........................................................................................6
         1.34.    Tangible Personal Property......................................................................6
         1.35.    Other Definitions...............................................................................6

2.       Exchange of Assets.......................................................................................7
         2.1.     Exchange........................................................................................7
         2.2.     Inclusion of Assets.............................................................................7
         2.3.     Value of Exchanged Assets.......................................................................8

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3.       Additional Consideration.................................................................................8
         3.1.     Cash Consideration..............................................................................8
         3.2.     Adjustments to Cash Consideration...............................................................8
         3.3.     Determination of Adjustments to Cash Consideration.............................................10

4.       Assumed Liabilities and Excluded Assets.................................................................11
         4.1.     Assignment and Assumption......................................................................11
         4.2.     Excluded Assets................................................................................12

5.       Representations and Warranties of Insight...............................................................13
         5.1.     Organization, Standing and Authority...........................................................13
         5.2.     Authorization and Binding Obligation...........................................................13
         5.3.     No Consents; Absence of Conflicting Agreements.................................................13
         5.4.     Governmental Permits...........................................................................14
         5.5.     Real Property..................................................................................14
         5.6.     Tangible Personal Property.....................................................................15
         5.7.     Contracts......................................................................................15
         5.8.     Complete System................................................................................16
         5.9.     Trademarks, Trade Names and Copyrights.........................................................16
         5.10.    Information on Insight System..................................................................16
         5.11.    Financial Statements...........................................................................17
         5.12.    Employee Benefit Plans.........................................................................18
         5.13.    Labor Relations................................................................................18
         5.14.    Tax Returns; Other Reports.....................................................................19
         5.15.    Claims and Legal Actions.......................................................................19
         5.16.    Environmental Matters..........................................................................20
         5.17.    Compliance with Laws...........................................................................20
         5.18.    Conduct of Business in Ordinary Course.........................................................21
         5.19.    FCC and Copyright Compliance...................................................................21
         5.20.    Accounts Receivable............................................................................22
         5.21.    Transactions with Affiliates...................................................................22
         5.22.    Disclosure.....................................................................................23
         5.23.    Cure...........................................................................................23

6.       Representations and Warranties of Cox...................................................................23
         6.1.     Organization, Standing and Authority...........................................................23
         6.2.     Authorization and Binding Obligation...........................................................23
         6.3.     No Consents; Absence of Conflicting Agreements.................................................23
         6.4.     Governmental Permits...........................................................................24
         6.5.     Real Property..................................................................................24
         6.6.     Tangible Personal Property.....................................................................25

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                                       ii

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         6.7.     Contracts......................................................................................25
         6.8.     Complete System................................................................................26
         6.9.     Trademarks, Trade Names and Copyrights.........................................................26
         6.10.    Information on Cox System......................................................................26
         6.11.    Financial Statements...........................................................................27
         6.12.    Employee Benefit Plans.........................................................................28
         6.13.    Labor Relations................................................................................28
         6.14.    Tax Returns; Other Reports.....................................................................29
         6.15.    Claims and Legal Actions.......................................................................29
         6.16.    Environmental Matters..........................................................................30
         6.17.    Compliance with Laws...........................................................................30
         6.18.    Conduct of Business in Ordinary Course.........................................................31
         6.19.    FCC and Copyright Compliance...................................................................31
         6.20.    Accounts Receivable............................................................................32
         6.21.    Transactions with Affiliates...................................................................32
         6.22.    Disclosure.....................................................................................32
         6.23.    Cure...........................................................................................33

7.       Covenants of Transferor and Transferee..................................................................33
         7.1.     Access to Premises and Records.................................................................33
         7.2.     Continuity and Maintenance of Operations.......................................................33
         7.3.     Employee Benefit Matters.......................................................................34
         7.4.     Broker's Fees..................................................................................36
         7.5.     Required Consents and Estoppel Certificates....................................................36
         7.6.     Title Commitments and Surveys..................................................................37
         7.7.     Environmental Investigations...................................................................38
         7.8.     HSR Notification...............................................................................38
         7.9.     No Shop........................................................................................39
         7.10.    Notification of Certain Matters................................................................39
         7.11.    Risk of Loss; Condemnation.....................................................................39
         7.12.    Transfer Taxes, Fees and Expenses..............................................................40
         7.13.    Noncompetition; Nonsolicitation................................................................40
         7.14.    Cooperation; Satisfaction of Conditions........................................................41
         7.15.    Confidentiality................................................................................41
         7.16.    Publicity......................................................................................41
         7.17.    Billing Services...............................................................................42
         7.18.    Delivery of Financial Information..............................................................42
         7.19.    Franchise Renewals.............................................................................42
         7.20.    Use of Transferor's Name.......................................................................42

8.       Closing.................................................................................................43
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9.       Conditions to Closing...................................................................................43
         9.1.     Conditions to the Obligations of Transferee and Transferor.....................................43
         9.2.     Conditions to the Obligations of Cox...........................................................43
         9.3.     Conditions to the Obligations of Insight.  ....................................................45
         9.4.     Waiver of Conditions...........................................................................48

10.      Franchise Consents......................................................................................48

11.      Termination.............................................................................................48
         11.1.    Events of Termination..........................................................................48
         11.2.    Liabilities in Event of Termination............................................................48
         11.3.    Procedure Upon Termination.....................................................................49

12.      Survival; Indemnification...............................................................................49
         12.1.    Survival of Representations and Warranties.....................................................49
         12.2.    Indemnification by Transferor..................................................................49
         12.3.    Indemnification by Transferee..................................................................50
         12.4.    Procedure for Indemnification..................................................................50
         12.5.    Limitations on Liability.......................................................................51

13.      Miscellaneous...........................................................................................52
         13.1.    Parties Obligated and Benefitted...............................................................52
         13.2.    Notices........................................................................................52
         13.3.    Right to Specific Performance..................................................................53
         13.4.    Waiver.........................................................................................54
         13.5.    Captions.......................................................................................54
         13.6.    Choice of Law..................................................................................54
         13.7.    Terms..........................................................................................54
         13.8.    Rights Cumulative..............................................................................54
         13.9.    Further Actions................................................................................54
         13.10.   Time of the Essence............................................................................54
         13.11.   Late Payments..................................................................................54
         13.12.   Counterparts...................................................................................54
         13.13.   Entire Agreement...............................................................................54
         13.14.   Severability...................................................................................55
         13.15.   Construction...................................................................................55
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                                       iv

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                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

A        List of Communities Served by the Insight System
B        List of Communities Served by the Cox System
C        Valuation of Exchanged Assets
D        Assumed Liabilities
E        Excluded Assets
F        Form of Opinion of Insight's Counsel
G        Form of Opinion of Insight's FCC Counsel
H        Form of Opinion of Cox's Counsel
I        Form of Opinion of Cox's FCC Counsel


SCHEDULES

5.3      Insight Required Consents
5.4      Insight Governmental Permits
5.5      Insight Real Property
5.6      Insight Tangible Personal Property
5.7      Insight Contracts
5.9      Insight Trademarks, Trade Names and Copyrights
5.10.1   Insight System Information
5.10.3   Insight Rate Information
5.10.4   Insight Channel Line-up Information
5.10.5   Insight Access Issues
5.10.6   Insight Bonds, Surety Instruments and Letters of Credit
5.11.1   Insight Financial Statements
5.11.2   Insight Undisclosed Liabilities
5.12     Insight Employee Benefit Plans
5.13     Insight Employees
5.14     Insight Tax Matters
5.15     Insight Litigation
5.16     Insight Environmental Matters
5.17     Insight Notice of Noncompliance
5.18     Insight Exceptions to Conduct of Business in Ordinary Course
5.19     Insight FCC Compliance
5.21     Insight Transactions with Affiliates

6.3      Cox Required Consents
6.4      Cox Governmental Permits
6.5      Cox Real Property

                                        v

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6.6      Cox Tangible Personal Property
6.7      Cox Contracts
6.9      Cox Trademarks, Trade Names and Copyrights
6.10.1   Cox System Information
6.10.3   Cox Rate Information
6.10.4   Cox Channel Line-up Information
6.10.5   Cox Access Issues
6.10.6   Cox Bonds, Surety Instruments and Letters of Credit
6.11.1   Cox Financial Statements
6.11.2   Cox Undisclosed Liabilities
6.12     Cox Employee Benefit Plans
6.13     Cox Employees
6.14     Cox Tax Matters
6.15     Cox Litigation
6.16     Cox Environmental Matters
6.17     Cox Notice of Noncompliance
6.18     Cox Exceptions to Conduct of Business in Ordinary Course
6.19     Cox FCC Compliance
6.21     Cox Transactions with Affiliates
7.2 A    Insight Exceptions to Operations in Ordinary Course
7.2 B    Cox Exceptions to Operations in Ordinary Course

                                       vi

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                            ASSET EXCHANGE AGREEMENT

         This Asset Exchange Agreement (this "Agreement") is dated this 26th day of November, 1997, by and between Insight Communications Company, L.P., a Delaware limited partnership ("Insight") and CoxCom, Inc., a Delaware corporation ("Cox").

                                    RECITALS

         A. Insight owns and operates the cable television system serving the areas in and around Phoenix, Arizona (the "Insight System"), such areas being more specifically listed on Exhibit A.

         B. Cox owns and operates the cable television system serving the areas in and around Lafayette, Indiana (the "Cox System"), such areas being more specifically listed on Exhibit B.

         C. Insight and Cox desire to exchange on the Closing Date the assets of the Insight System and the assets of the Cox System in a transaction intended to qualify, to the extent possible, as a tax-free exchange of like-kind assets pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), on the terms and conditions set forth herein.

                                    AGREEMENT

         In consideration of the above recitals and the mutual agreements stated in this Agreement, the parties agree as follows:

         1. Definitions. All defined terms in this Agreement apply equally to both Insight and Cox. When it is the parties' intent to limit the scope of any defined term solely to one party, such intent is indicated by referring specifically to one party or the other, (e.g., "Insight Service Area" or "Cox Assets"). The term "Transferor" shall refer equally to Insight and Cox insofar as the term refers to the party transferring assets to the other party. The term "Transferee" shall refer equally to Insight and Cox insofar as the term refers to the party receiving assets from the other party.

                  1.1. Accounts Receivable. The rights of Transferor to payment for services billed by or on behalf of Transferor in connection with its operation of Transferor's System in the ordinary course of business and unpaid as of the Closing Date, as reflected on the billing records relating to Transferor's System.

                  1.2. Affiliate. With respect to any Person, any other Person controlling, controlled by or under common control with such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  1.3. Assets. All properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned, leased, held or used in connection with the cable television business activities conducted by Transferor through the System in and around the Service Area in which Transferor has any right, title or interest or in which Transferor acquires any right, title or interest on or before the Closing Date, including Real Property, Tangible Personal Property,

Governmental Permits, Contracts, Intangibles and Accounts Receivable, but excluding any Excluded Assets.

                  1.4. Basic Cable Service. The tier of cable television service which includes principally the retransmission of local broadcast signals as defined by the Cable Act.

                  1.5. Basic Equivalent Customer. An active customer for Basic Cable Service either in a single household, commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of Basic Equivalent Customers shall be determined by dividing the gross revenue for Basic Cable Service (but not revenues from CPS tier, premium services, installation or other non-recurring charges, converter rental, new product tier or from any outlet or connection other than such customer's first (except in the case of a hotel unit), or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like) attributable to all active customers of the System during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by the rate charged for Basic Cable Service during that billing period to individual households as reflected on the System's rate card then in effect. For purposes of this definition (i) an "active customer" shall mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving Basic Cable Service from the System who has an account that is not more than 60 days past due (except for amounts which are past due pending the resolution of a bona fide dispute or past-due amounts of $10 or less, provided such account is otherwise current), provided that for purposes of this definition, an "active customer" does not include (a) any person, commercial establishment or multi-unit dwelling that as of the date of calculation has not paid in full, without discount, the charges for at least one month of Basic Cable Service, including deposit and installation charges, if any (unless deposits or installation charges are discounted or waived pursuant to marketing programs conducted in the ordinary course of business consistent with past practices) due in connection with such customer's initially obtaining cable television service from the System, or (b) any customer that comes within the definition of "active customer" because such customer's account (or any part thereof) has been compromised or written off, other than in the ordinary course of business consistent with past practices for reasons such as service interruptions, but not for the purpose of making such customer qualify as a Basic Equivalent Customer; and (ii) the number of days past due of a customer account shall be determined from the first day of the period for which the applicable billing relates.

                  1.6. Business Day. Any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  1.7. Cable Act. The Cable Communications Policy Act of 1984 as amended by the Cable Television Consumer Protection and Competition Act of 1992, as may be further amended, and the rules and regulations thereunder, as in effect from time to time.

                  1.8. Closing. The consummation of the transactions contemplated by this Agreement, as described in Section 8, the date of which is referred to as the "Closing Date."

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                  1.9. Communications Act. The Communications Act of 1934, as
amended, and the rules and regulations thereunder, as in effect from time to time.

                  1.10. Compensation Arrangement. Any written plan or compensation arrangement other than an Employee Plan or a Multiemployer Plan which provides to employees or former employees of Transferor or any entity related to Transferor (under the terms of Sections 414(b), (c), (m) or (o) of the Code) any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, including, but not limited to, any bonus (including any bonus given to motivate employees to work for Transferor through Closing), incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employee fringe benefit plan.

                  1.11. Contracts. All pole attachment and conduit agreements, personal property leases, wire-crossing agreements, subscriber agreements (including multi-dwelling unit and commercial agreements), maintenance agreements, retransmission consent agreements and must carry elections, all as listed on Schedule 5.7 (Insight System) and Schedule 6.7 (Cox System) and other agreements, written or oral (including any amendments and other modifications thereto) to which Transferor is a party and that relate to the Assets or the business and operations of the System (excluding the Governmental Permits and programming agreements (other than retransmission consents, must carry elections and lease access agreements) and any contracts listed on Exhibit E), and are (i) in effect on the date hereof, other than those that expire by their terms and are not renewed prior to Closing, or (ii) entered into by Transferor in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

                  1.12. Employee Plan. Any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which Transferor or any entity related to Transferor (under the terms of Sections 414(b), (c), (m) or (o) of the Code) contributes or to which Transferor or any entity related to Transferor (under the terms of Sections 414(b), (c), (m) or (o) of the Code) sponsors, maintains or otherwise is bound.

                  1.13. Encumbrance. Any claim, liability, mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interest (including reservations, rights of way, possibilities of reverter, encroachments, easements, rights of entry, restrictive covenants, leases and licenses).

                  1.14. Environmental Law. Any Legal Requirement pertaining to land use, air, soil, surface water, groundwater (including protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, including, without limitation, the following laws as the same may be amended from time to time: (i) Clean Air Act (42 U.S.C.

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Section 7401, et seq.), (ii) Clean Water Act (33 U.S.C. Section 1251, et seq.),
(iii) Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.),
(iv) Comprehensive Environmental Response Compensation Liability Act, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), (v) Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.), (vi) Toxic Substance Control Act (15 U.S.C.
Section 2601, et seq.), (vii) Rivers and Harbors Act (33 U.S.C. Section 401, et seq.), (viii) Endangered Species Act (16 U.S.C. Section 1531, et seq.), and (ix) Occupational Safety and Health Act (29 U.S.C. Section 651, et seq.), together with any other applicable federal, state or local laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance into ambient air, land, surface water, ground water, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of any Hazardous Substance.

                  1.15. ERISA. The Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  1.16. FAA.  The Federal Aviation Administration.

                  1.17. FCC.  The Federal Communications Commission.

                  1.18. Franchises. All franchise agreements, franchise applications, operating permits and similar governing agreements, instruments, resolutions, statutes, ordinances, approvals, authorizations and similar rights obtained from any Governmental Authority which are necessary or required in order to operate a cable television system and provide cable television services including all amendments thereto and renewals or modifications thereof, as listed on Schedule 5.4 (Insight System) and Schedule 6.4 (Cox System).

                  1.19. GAAP. Generally accepted accounting principles as in effect from time to time in the United States of America.

                  1.20. Governmental Authority. (i) The United States of America, (ii) any state, commonwealth, territory or possession of the United States of America and any political subdivision thereof (including counties, municipalities and the like) or (iii) any agency, authority or instrumentality of any of the foregoing, including any court, tribunal, department, bureau, commission, board, arbitrator or panel of arbitrators.

                  1.21. Governmental Permits. All Franchises and other approvals, authorizations, permits, licenses (including without limitation domestic satellite earth station and business radio), registrations, qualifications, leases, variances and similar rights obtained from any Governmental Authority authorizing, permitting or governing the provision of cable television services, as described on Schedule 5.4 (Insight System) or
Schedule 6.4 (Cox System).

                  1.22. Hazardous Substances. Any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste or any pollutant that is labeled or regulated as such terms are defined in any Environmental Law or that is labeled or regulated as such by any Governmental

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Authority including, without limitation, asbestos and asbestos-containing materials and any material or substance that is: (i) designated as a "hazardous substance" pursuant to Section 307 of the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Solid Waste Disposal Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (iii) defined as a "hazardous substance" pursuant to Section 101 of CERCLA or (iv) is so designated or defined under any other applicable Legal Requirements.

                  1.23. HSR Act. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  1.24. Intangibles. All intangible assets owned, used or held for use in the business or operations of the System, including Transferor's proprietary information, technical information and data, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blue prints and schematics, filings with the Governmental Authorities and the FCC relating to the System, all books and records relating to the business or operations of the System (subject to Section 4.2.3), executed copies of the Contracts and all correspondence and memoranda relating thereto, customer records and all records required by the Governmental Authorities to be kept by the System, claims (excluding any claims relating to Excluded Assets), patents, copyrights, licenses, choses in action and going concern value, if any.

                  1.25. Legal Requirement. Any statute, ordinance, code, law, rule, regulation, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  1.26. Material Adverse Effect. A material adverse effect on the aggregate operations, assets or financial condition of the Transferor's System, taken as a whole, other than matters affecting the cable television industry generally (including without limitation legislative, regulatory or litigation matters) and matters relating to or arising from national economic conditions (including financial and capital markets).

                  1.27. Multiemployer Plan. A plan, as defined in ERISA Sections 3(37) or 4001(a)(3), to which Transferor or any trade or business which would be considered a single employer with Transferor under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute.

                  1.28. Permitted Encumbrances. The following Encumbrances: (i) statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith by appropriate proceedings), (ii) zoning laws and ordinances and similar Legal Requirements, (iii) statutory liens or other encumbrances that are minor or technical defects in title that individually or in the aggregate do not adversely affect the value, marketability or utility of the Assets as presently utilized, (iv) such liens, liabilities or encumbrances as are Assumed Liabilities; (v) leased interests in property owned by others and leased interests in property leased to others; (vi) rights reserved to any Governmental Authority to regulate the affected property and (vii) as to interests in Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title which are reflected in the public records and which do not individually or in the aggregate interfere as of the Closing Date with the right or ability to own, use or operate the Real Property as presently utilized.

                  1.29. Person. Any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  1.30. Real Property. All of Transferor's interests in real property (as well as all appurtenances, improvements and fixtures located on such realty), including fee interests, leasehold interests and easements used in the operation of the System, including without limitation those described on
Schedule 5.5 (Insight System) or Schedule 6.5 (Cox System), plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date.

                  1.31. Required Consents. All Franchises, licenses, authorizations, approvals and consents required under Governmental Permits, Contracts or otherwise for (i) Transferor to transfer the Assets and the business and operations of the System to Transferee, (ii) Transferee to conduct the business and operations of the System and to own, lease, use and operate the Assets at the places and in the manner in which the business and operations of the System are conducted by the Transferor as of the date of this Agreement and on the Closing Date and (iii) Transferee to assume and perform the Governmental Permits and Contracts in accordance with the terms hereof.

                  1.32. Service Area. When used in reference to Insight, the term "Service Area" shall mean the area in which Insight operates the Insight System as described on Exhibit A. When used in reference to Cox the term "Service Area" shall mean the area in which Cox operates the Cox System as described on Exhibit B.

                  1.33. System. The Insight System or the Cox System.

                  1.34. Tangible Personal Property. All of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, supplies and other tangible personal property which are owned, leased or held by Transferor and used or held for use as of the date hereof in the conduct of the business and operations of the System, plus such additions thereto and deletions therefrom arising in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date exclusive of Excluded Assets.

                  1.35. Other Definitions. The following terms are defined in the Sections indicated:

                  Term                                                 Section
                  ----                                                 -------
                  Antitrust Division                                   7.8
                  Assumed Liabilities                                  4.1

                  Cash Consideration                                   3.1
                  CERCLA                                               1.14
                  Claimant                                             12.4.1
                  Closing Date                                         1.8
                  Code                                                 Recitals
                  Copyright Act                                        5.19.3
                  Cox Early Shortfall                                  3.2.6
                  Cox Easements                                        6.5
                  Cox Employees                                        6.13
                  Cox Financial Statements                             6.11.1
                  Cox Related Agreements                               6.2
                  Cox System                                           Recitals
                  Cox System Shortfall                                 3.2.6
                  Excluded Assets                                      4.2
                  Final Report                                         3.3.2
                  FTC                                                  7.8
                  Indemnifying Party                                   12.4.1
                  Insight Early Shortfall                              3.2.7
                  Insight Easements                                    5.5
                  Insight Employees                                    5.13
                  Insight Financial Statements                         5.11.1
                  Insight Related Agreements                           5.2
                  Insight System                                       Recitals
                  Insight System Shortfall                             3.2.7
                  Preliminary Report                                   3.3.1
                  Prime Rate                                           13.11
                  Survival Period                                      12.1
                  Taking                                               7.11.2
                  Threshold Amount                                     12.5.1
                  Transferee                                           1
                  Transferor                                           1

         2.       Exchange of Assets.

                  2.1. Exchange. Subject to the terms and conditions set forth in this Agreement, Insight and Cox agree to cause to be exchanged simultaneously at Closing the Insight Assets for the Cox Assets.

                  2.2. Inclusion of Assets. With the exception of the Excluded Assets, and except as otherwise specifically provided in this Agreement, all of the Assets are intended to be transferred, assigned and conveyed to Transferee, whether or not described in the Schedules.

                  2.3. Value of Exchanged Assets. As described in more detail on Exhibit C and as permitted by Section 1031 of the Code and regulations promulgated thereunder, (i) the Insight Tangible Personal Property shall be exchanged for the Cox Tangible Personal Property, (ii) the Insight Real Property shall be exchanged for the Cox Real Property and (iii) the Insight Governmental Permits, Contracts and other Intangibles shall be exchanged for the Cox Governmental Permits, Contracts and other Intangibles. As soon as practicable after the execution of this Agreement, Insight and Cox agree to engage Bond & Pecaro to provide an independent appraisal of the Cox Assets and the Insight Assets. The parties shall cause Bond & Pecaro to consult with both Insight and Cox during the preparation of the appraisals, and to deliver drafts and the final appraisals to Insight and Cox simultaneously. The parties shall each bear one-half of the expense of such independent appraisals. Insight and Cox shall not take any position inconsistent with such valuations, shall file with the appropriate Governmental Authority all tax returns, reports or similar filings with respect to the transaction contemplated by this Agreement, including all federal, state and local tax returns on a basis consistent with such valuations, and each promptly shall give to the other notice of any disallowance of or challenge to such reporting by any taxing Governmental Authority.

         3.       Additional Consideration.

                  3.1. Cash Consideration. In addition to the consideration referenced in Section 2.1 and subject to Section 3.2 below, Cox shall pay or cause to be paid to Insight at Closing $12,700,000 in cash by federal wire transfer of immediately available funds (the "Cash Consideration"), or at Insight's direction, to a Qualified Intermediary (as defined in Treas. Reg.
Section 1.1031(k) - 1(g)) for purposes of acquiring replacement property with the Cash Consideration.

                  3.2.     Adjustments to Cash Consideration.

                           3.2.1. Appropriate adjustments on a pro rata basis as
of the Closing Date will be made for all prepaid expenses, accrued expenses (including real and personal property taxes), assessments levied against the assets, accrued vacation, prepaid income and similar prepaid and deferred items, all as determined in accordance with GAAP consistently applied, and to reflect the principle that all expenses, costs or liabilities and income attributable to the business and operations of the System for the period prior to the Closing Date are for the account of Transferor, and all expenses, costs or liabilities and income attributable to the business and operations of the System for the period on and after the Closing Date are for the account of Transferee.

                           3.2.2. All advance payments to, or funds of third
parties on deposit with, Transferor as of the Closing Date, relating to the business and operations of the System, including advance payments by advertisers and advance payments and deposits by customers served by the System for converters, encoders, decoders, cable television service and related sales, will be retained by Transferor and Transferee shall receive a credit for assuming the obligations relating to such advance payments and deposits.

                           3.2.3. All deposits relating to the business and
operations of the System that are held by third parties as of the Closing Date for the account of Transferor or as security for

Transferor's performance of its obligations (other than with respect to Excluded Assets and any other deposits the full benefit of which for contractual or other reasons cannot be made available to Transferee following the Closing Date), including deposits on leases and deposits for utilities, will be credited to the account of Transferor in their full amounts and will become the property of Transferee.

                           3.2.4. Transferor shall receive a credit for customer
Accounts Receivable assigned to Transferee at Closing as follows: (i) 100% of the face amount of the customer Accounts Receivable which are outstanding 30 days or less from the first day of the period to which any outstanding bill relates, and (ii) 85% of the face amount of all customer Accounts Receivable which are outstanding more than 30 but fewer than 61 days from the first day of the period to which any outstanding bill relates. Transferor will receive no credit for any customer Accounts Receivable (y) the portion of which is 61 days or more past due from the first date of the period to which any outstanding bill relates or (z) from customers whose accounts are inactive or whose service is pending disconnection for any reason as of the Closing Date.

                           3.2.5. Cox shall receive a credit for advertising
Accounts Receivable assigned to Insight at Closing as follows: (i) 100% of the face amount of the advertising Accounts Receivable which are outstanding 30 days or less from the invoice date, (ii) 95% of the face amount of all advertising Accounts Receivable which are outstanding more than 30 but fewer than 61 days from the invoice date, (iii) 80% of the face amount of all advertising Accounts Receivable which are outstanding more than 60 but fewer than 91 days from the invoice date, (iv) 50% of the face amount of all advertising Accounts Receivable which are outstanding more than 90 but fewer than 121 days from the invoice date. Cox shall receive no credit for advertising Accounts Receivable which are outstanding more than 120 days from the invoice date. Notwithstanding the foregoing, Cox shall receive a credit for advertising Accounts Receivable assigned to Insight at Closing of 100% of the face amount of the advertising Accounts Receivable from national and regional representation accounts, regardless of the age thereof. Insight shall receive a credit for advertising Accounts Receivable assigned to Cox through Closing in an amount equal to 100% of any advertising commissions due or payable to Insight under that certain Agreement in effect between Insight and Dimension Media Services, Inc. for advertising services provided prior to the Closing Date.

                           3.2.6. If the number of Basic Equivalent Customers
served by the Cox System on the Closing Date is fewer than 38,300 (such difference referred to herein as the "Cox System Shortfall"), the Cash Consideration shall be increased by an amount equal to the Cox System Shortfall multiplied by $2,110. Notwithstanding the foregoing, if the Closing Date occurs on or prior to December 19, 1997 and the number of Basic Equivalent Customers served by the Cox System is fewer than 38,100 (such difference referred to herein as the "Cox Early Shortfall"), the Cash Consideration shall be increased by an amount equal to the Cox Early Shortfall multiplied by $2,110.

                           3.2.7. If the number of Basic Equivalent Customers
served by the Insight System on the Closing Date is fewer than 36,250 (such difference referred to herein as the "Insight System Shortfall), the Cash Consideration shall be decreased on the following basis. If the Insight

System Shortfall is less than 150 Basic Equivalent Customers, the Cash Consideration will be decreased by an amount equal to the Insight System Shortfall multiplied by $1,000. If the Insight System Shortfall is 150 Basic Equivalent Customers or greater, the Cash Consideration will be decreased by an amount equal to (i) $1,000 for each of such 150 Basic Equivalent Customers, plus
(ii) $2,580 for each Basic Equivalent Customers fewer than 36,100. Notwithstanding the foregoing, if the Closing Date occurs on or prior to December 19, 1997 and the number of Basic Equivalent Customers served by the Insight System is fewer than 36,050 (such difference referred to herein as the "Insight Early Shortfall"), the Cash Consideration shall be decreased on the following basis. If the Insight Early Shortfall is less than 150 Basic Equivalent Customers, the Cash Consideration will be decreased by an amount equal to the Insight Early Shortfall multiplied by $1,000. If the Insight Early Shortfall is 150 Basic Equivalent Customers or greater, the Cash Consideration will be decreased by an amount equal to (i) $1,000 for each of such 150 Basic Equivalent Customers plus (ii) $2,580 for each Basic Equivalent Customers fewer than 35,900.

                           3.2.8. The aggregate number of Basic Equivalent
Customers in Transferor's System shall be estimated as of Closing in Transferor's Preliminary Report delivered to Transferee in accordance with
Section 3.3.1, and thereafter subject to post-Closing verification and adjustment under Section 3.3.2.

                           3.2.9. The net amount of the adjustments, if any,
provided for in this Section 3.2 shall be treated as an adjustment to the Cash Consideration paid at Closing.

                  3.3. Determination of Adjustments to Cash Consideration. Preliminary and final adjustments to the Cash Consideration will be determined as follows:

                           3.3.1. At least seven Business Days prior to the
Closing, Transferor will deliver to Transferee a report with respect to Transferor's System (the "Preliminary Report"), showing in detail Transferor's good faith estimate of the adjustments referred to in Section 3.2, which are calculated in accordance with such Section as of the Closing Date (or as of any other date(s) agreed by the parties) together with any documents substantiating the determination of the adjustments to the Cash Consideration proposed in the Preliminary Report. The Preliminary Report will include a schedule setting forth advance payments and deposits made to or by Transferor, as well as Accounts Receivable information relating to the business or operations of the System (showing sums due and their respective aging as of the Closing Date). The net adjustment shown in the Preliminary Reports will be reflected as an adjustment to the Cash Consideration payable at the Closing; provided, that if Transferee advises Transferor that it believes any item on Transferor's Preliminary Report is materially incorrect, the parties shall, in good faith, attempt to resolve such item prior to Closing; provided, that in the event not resolved, the Closing shall proceed on the basis of Transferor's Preliminary Report with respect to such item.

                           3.3.2. Within 90 days after the Closing, Transferor
will deliver to Transferee a report with respect to the Transferor's System (the "Final Report"), similarly certified by Transferor, showing in detail the final determination of any adjustments which were not calculated as of the Closing Date and containing any corrections to the Preliminary Report, together with any documents substantiating the final calculation of the adjustments proposed in the Final Report. Transferee will provide Transferor with reasonable access to all records which Transferee has in its possession and which are necessary for Transferor to prepare the Final Report.

                           3.3.3. Within 30 days after receipt of the Final
Report, each Transferee will give each Transferor written notice of such Transferee's objections, if any, to the other's Final Report. If there are no objections to the Final Reports, the net amount of any adjustments to the Cash Consideration paid at Closing reflected in the Final Reports shall be promptly paid by the appropriate party. If there are objections to either Final Report, the parties shall use good faith efforts to jointly resolve the objections within 60 days of Transferor's receipt of Transferee's written notice of objections, which resolution, if achieved, shall be binding upon both parties to this Agreement and not be subject to dispute or review. If the parties cannot resolve the discrepancies to their mutual satisfaction within such 60-day period, the parties shall, within the following 10 days, jointly designate a national independent public accounting firm to be retained to review the Final Reports together with the notice(s) of objections and any other relevant documents. The parties agree that the foregoing independent public accounting firm shall not be one that is regularly engaged by either party or by U.S. West, Inc., or MediaOne or their Affiliates. The cost of retaining such independent public accounting firm shall be borne equally by the parties. Such firm shall report its conclusions as to adjustments pursuant to this Section 3.3 which shall be conclusive on all parties to this Agreement and not be subject to dispute or review. If, after resolution of the Final Reports, an additional adjustment to the Cash Consideration is appropriate with respect to the amount of the adjustments paid or credited at the Closing, the appropriate party shall promptly pay such amount.


         4.       Assumed Liabilities and Excluded Assets.

                  4.1. Assignment and Assumption. Transferor will assign, and Transferee will assume and perform, the Assumed Liabilities (the "Assumed Liabilities"), which are defined as: (i) Transferor's obligations to customers of the System for (A) customer deposits held by Transferor as of the Closing Date and which are refundable, in the amount for which Transferee received credit under Section 3.2, (B) customer, advertising and other advance payments held by Transferor as of the Closing Date for services to be rendered by Transferee on or after the Closing Date, in the amount for which Transferee received credit under Section 3.2 and (C) the delivery of cable television service to cable television service customers and the exhibition of advertising for advertising customers of the System on or after the Closing Date and (ii) obligations accruing and relating to periods on or after the Closing Date under Governmental Permits and Contracts and (iii) such other liabilities as are described on Exhibit D hereto. Transferee will not assume or have any responsibility for any liabilities or obligations of Transferor other than the Assumed Liabilities, including, without limitation, any liability for rate refunds. In no event will Transferee assume or have any responsibility for any liabilities or obligations associated with the Excluded Assets or accruing or related to periods prior to the Closing Date (except for Assumed Liabilities).

                  4.2. Excluded Assets. The Assets shall exclude the following assets, which will be retained by the Transferor (the "Excluded Assets"):

                       4.2.1. Transferor's cash on hand as of the Closing Date and all other cash or cash equivalents in any of Transferor's bank or savings accounts, including without limitation, customer advance payments and deposits for which Transferee gets credit;

                       4.2.2. Any and all bonds, surety instruments, insurance policies and all rights and claims thereunder, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

                       4.2.3. Any books and records that Transferor is required by law to retain and any books of account, tax reports and returns and the like related to the Assets and business and operations of the System and any correspondence or memoranda relating to the foregoing, subject to the right of Transferee to have access to and to copy such documents for a reasonable period, not to exceed three years (six years in the case of tax reports and returns and underlying books and records, although in the case of underlying books and records, the parties acknowledge that they are not retained for periods for which an IRS field examination has been completed) from the Closing Date, and Transferor's corporate minute books and other books and records related to internal corporate matters and financial relationships with Transferor's lenders and affiliates;

                       4.2.4. Any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date including, without limitation, fees paid to the U.S. Copyright Office;

                       4.2.5. All programming agreements and all master retransmission consent agreements (other than those retransmission agreements, must carry notices and leased access agreements listed on Schedule 5.7 (Insight System) and Schedule 6.7 (Cox System)) of Transferor including those relating to or benefitting the System;

                       4.2.6. Except as provided in Section 7.20, all owned or licensed trademarks, trade names, service marks, service names, logos and similar proprietary rights of the Transferor, whether or not used in the business or operations of the System;

                       4.2.7. Except as provided on Schedule 5.6 with respect to Insight, and on Schedule 6.6 with respect to Cox, all tangible and intangible personal property owned, leased or licensed by Transferor or any of Transferor's Affiliates that is used or held for use in one or more of the System but also jointly and primarily used or held for use in the ordinary course in cable television systems or other operations of Transferor or its Affiliates other than the System;

                       4.2.8. Except to the extent provided in Section 7.3, any Employee Plan, Compensation Arrangement or Multiemployer Plan;

                       4.2.9. All rights to receive fees or services from any Affiliate of Transferor and any obligations or liabilities owing to any Affiliate of Transferor;

                       4.2.10. Any and all assets and rights of Transferor unrelated to and not used in the business and operations of the System; and

                       4.2.11. The assets listed on Exhibit E hereto.

         5. Representations and Warranties of Insight. To induce Cox to enter into this Agreement, Insight represents and warrants to Cox regarding the business or operations of the Insight System and the Insight Assets, as of the date of this Agreement and as of the Closing Date, as follows:

                  5.1. Organization, Standing and Authority. Insight is a limited partnership duly organized, validly existing and in good standing under the laws of the state of Delaware and is qualified to conduct business as a foreign limited partnership in Arizona, and as of Closing Insight will be qualified to conduct business as a foreign limited partnership in Indiana. Insight has the requisite partnership power and authority (i) to own, lease and use the Insight Assets as presently owned, leased and used by it and (ii) to conduct the business and operations of the Insight System owned by it as presently conducted by it.

                  5.2. Authorization and Binding Obligation. Insight has the power and authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated hereby and thereby to be executed by it (collectively, the "Insight Related Agreements") and to carry out and perform all of its other obligations under the terms of this Agreement and the Insight Related Agreements. All partnership action by Insight necessary for the authorization, execution, delivery and performance by Insight of this Agreement and the Insight Related Agreements has been taken and such action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by Insight and this Agreement and the Insight Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Insight, enforceable against it in accordance with their respective terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  5.3. No Consents; Absence of Conflicting Agreements. Except for the Insight Required Consents listed on Schedule 5.3, the Cox Required Consents and compliance with the HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any Governmental Authority or any other third party is required to consummate this Agreement and the Insight Related Agreements and the transactions contemplated hereby and thereby. Subject to obtaining the Insight Required Consents listed on Schedule 5.3 and compliance with the HSR Act, the execution, delivery and performance of this Agreement by Insight will not: (i) violate the limited partnership agreement of Insight, (ii) violate any Legal Requirement applicable to Insight with respect to the Insight Assets or the business or operations of the Insight System or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any agreement, instrument, license or permit to which Insight is a party or may be bound and by which the Insight Assets or the business or operations of the Insight System are affected.

                  5.4. Governmental Permits. Schedule 5.4 includes a true and complete list of all Insight Franchises and all other Insight Governmental Permits. True and complete copies of the Insight Governmental Permits disclosed on Schedule 5.4 (together with any and all amendments and any proposals or material correspondence thereto) have been delivered to Cox. Except as set forth on Schedule 5.4, the Insight Franchises contain all of the commitments and obligations of Insight to the applicable Governmental Authorities with respect to the construction, ownership and operation of the Insight System. Except as set forth on Schedule 5.4, the Insight Governmental Permits are valid under all applicable Legal Requirements according to their terms and are currently in full force and effect. Except as listed on Schedule 5.4, there is no legal action, governmental proceeding or investigation pending or, to the knowledge of Insight, threatened, to terminate, suspend or modify any Insight Governmental Permit and Insight is, and to the knowledge of Insight, each other party thereto is, in compliance in all material respects with the terms and conditions of all the Insight Governmental Permits and with other applicable requirements of all Governmental Authorities relating to the Insight Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. Except as set forth on Schedule 5.4, no person (including any Governmental Authority) has as of the date hereof any right to acquire any interest in the Insight System or the Insight Assets (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise. The Insight Franchises marked with a double asterisk on Schedule 5.4 constitute all of the communities where the local franchising or other regulatory authority has certified to regulate rates charged to customers of the Insight System pursuant to the Cable Act or where a customer service rate complaint is pending before the FCC.

                  5.5. Real Property. Schedule 5.5 contains a list of all Real Property owned, leased or occupied by Insight and all material easements or other interests in Real Property to which Insight is a party as of the date hereof. Insight has delivered to Cox true and complete copies of all deeds and leases pertaining to such Real Property. As to the Real Property which is designated in Schedule 5.5 as being owned in fee simple by Insight, except as set forth in Schedule 5.5, Insight has good and marketable title in fee simple to such premises and all buildings, improvements and fixtures thereon, free and clear of all Encumbrances, except for Permitted Encumbrances. As to the Real Property which is designated in Schedule 5.5 as being leased by Insight, Insight is the sole owner of the leasehold interest in such Real Property, each such lease is valid and subsisting and in full force and effect and, as of the date hereof, no other party to such lease has given written notice to Insight of or made a written claim with respect to any breach or default thereof and Insight is not aware of any fact giving rise to a breach or default thereof. Except as otherwise disclosed in Schedule 5.5, all Real Property listed on Schedule 5.5
(i) is in reasonable operating condition and repair (subject to normal wear and tear) consistent with its present use, (ii) is available for immediate use in the conduct of the business or operations of the Insight System, (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any Governmental Authority having jurisdiction, (iv) has full legal and practical access to public roads or streets and has all utilities and services necessary for the proper and lawful conduct and operation of the Insight System as presently utilized. All buildings, towers, guy wires and anchors, earth receiving dishes and facilities are located entirely on the Insight Real Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the Insight System are maintained, placed and located in all material respects in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements. No condemnation of any of the Insight Real Property has occurred, is pending or, to the knowledge of Insight, threatened. Except as set forth on Schedule 5.5, each Person upon or under whose property any of the Insight Assets are located, maintained, installed or operated (other than drop lines to customer dwellings) has granted to Insight such easements, licenses or rights of way as are necessary for the location, maintenance, installation and operation of such Insight Assets upon, over or under such property (the "Insight Easements").

                  5.6. Tangible Personal Property. Except with respect to leased property, Insight has good title to all Insight Tangible Personal Property, and as of the Closing Date none of the Insight Tangible Personal Property will be subject to any Encumbrance, except for Permitted Encumbrances. Except as set forth in Schedule 5.6, the Insight Tangible Personal Property is in reasonable operating condition and repair (subject to normal wear and tear), and is available for immediate use in the conduct of the business or operations of the Insight System except for that which is subject to routine maintenance or repair. All items of cable plant, earth station and headend equipment included in the Insight Tangible Personal Property (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will permit the Insight System to operate in accordance with the terms of the Insight Governmental Permits. The amount of the Insight System inventory on the Closing Date will be sufficient to permit the continued maintenance and operation of the Insight System for at least a 30-day period. Schedule 5.6 contains a list of all material items of machinery, equipment, vehicles, plant and other tangible personal property (including all converters and all items of personal property valued at $1,000 or more) used or held for use by Insight in the operation of the Insight System.

                  5.7. Contracts. Schedule 5.7 contains a true and correct list of all Insight Contracts except for: (i) subscription agreements for cable television services provided by the Insight System with residential or commercial customers and bulk-billed customers charged less than $500 per month,
(ii) oral employment contracts and miscellaneous service contracts terminable at will without penalty and (iii) other contracts not involving either liabilities under such contract exceeding $15,000 per year or any material nonmonetary obligation. Insight has delivered to Cox true and complete copies of all written Insight Contracts listed in Schedule 5.7. All of the Insight Contracts listed in
Schedule 5.7 are valid and binding and, to the knowledge of Insight, in full force and effect and legally enforceable in accordance with their terms upon the other parties thereto. There is not under any Insight Contract any default by Insight or, to the knowledge of Insight, any other party thereto or event which, after notice or lapse of time, or both, would constitute such a default. To the knowledge of Insight (x) there has not been any threatened cancellation of any Insight Contracts (other than the cancellation of cable service by customers at normal and customary levels), (y) there are no outstanding disputes thereunder and (z) there is no basis for any claim of breach or default thereunder.

                  5.8. Complete System. Except for those assets which are Insight Excluded Assets, the Insight Assets comprise all of the assets necessary to conduct the business and operations of the Insight System as presently conducted.

                  5.9. Trademarks, Trade Names and Copyrights. Schedule 5.9 is a true and complete list of all material copyrights, trademarks, trade names, patents and other similar intangible property rights and interests owned by Insight, or under which Insight is licensed and used in the conduct of the business and operations of the Insight System except as provided by Section
4.2.6. All of the Intangibles and all of the intangible property rights listed in Schedule 5.9 as owned by Insight are owned by Insight free and clear of all Encumbrances, except for Permitted Encumbrances. All of the intangible property rights listed in Schedule 5.9 as licensed to Insight are valid and enforceable. Insight is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Insight, threatened, with respect thereto.

                  5.10. Information on Insight System.

                        5.10.1. Schedule 5.10.1 lists the following information for the Insight System as of August 31, 1997 (i) the approximate total number of miles of fully completed and operational trunk and distribution cable, the approximate number of miles of aerial plant and the approximate number of miles of underground plant, (ii) the approximate number of dwellings (as defined below) and commercial premises passed, (iii) the total number of Basic Equivalent Customers, (iv) the bandwidth capacity of the Insight System specified in MHz, and (v) the number of channels activated throughout the Insight System (i.e., over 100% of the plant miles).

                        5.10.2. As used in this Section 5.10, "dwellings" means a home or other residential unit that can be legally serviced by the System by using no more than 150 feet of drop cable.

                        5.10.3. The rates charged to customers for each class of service (including equipment, installation and late fees) for the Insight System as of the date of this Agreement, are set forth in Schedule 5.10.3.

                        5.10.4. The Insight System duly and properly carries and delivers the channels indicated in Schedule 5.10.4. Insight has obtained all required FCC clearances for the operation of the Insight System in all necessary aeronautical frequency bands.

                        5.10.5. To its knowledge, except as described in
Schedule 5.10.5, Insight has not been denied access to any multiple dwelling unit or paid for access to any multiple dwelling unit, subdivision or private development in the Insight Service Area.

                        5.10.6. Except as described in Schedule 5.10.6, there are no franchise, construction, fidelity, performance, or other bonds, surety instruments, letters of credit or other similar items posted or delivered by Insight in connection with the Insight System or the Insight Assets.

                  5.11. Financial Statements.

                        5.11.1. Schedule 5.11.1 contains true and complete copies of (i) unaudited financial statements of Insight with respect to the Insight System containing statement of assets and liabilities and statement of income and expenses as of and for the 12 months ended December 31, 1996; and
(ii) an unaudited statement of assets and liabilities and statement of income and expenses of the System for the eight-month period ended August 31, 1997, (collectively, the "Insight Financial Statements"). The Insight Financial Statements are prepared in accordance with GAAP consistently applied, except (i) for the absence of an owner's equity section and related balances within the statements of assets and liabilities, (ii) for the absence of statements of cash flows and footnotes, and (iii) with respect to the interim Financial Statements, subject to normal recurring year-end adjustments, which are not expected to be material in amount. The Insight Financial Statements are in accordance with the books and records of Insight and present fairly in all material respects the operating income and financial condition of the Insight System as of their respective dates and the results of operations for the periods then ended. None of the Insight Financial Statements materially understates the true costs and expenses of conducting the business or operations of the Insight System or materially inflates the revenue of the Insight System because of the provision of services or the bearing of costs or expenses or the payment of fees by any other person or for any other reason.

                        5.11.2. Insight has no liability or obligation related to the Insight Assets or the Insight System (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with GAAP, consistently applied, including without limitation any liability that might result from an audit of its tax returns, except for (i) the liabilities and obligations of Insight that are disclosed or reserved against in the Insight Financial Statements, to the extent and in the amounts so disclosed or reserved against and (ii) liabilities incurred or accrued in the ordinary course of business since the date of the most recent Insight Financial Statements. Other than as set forth in Schedule 5.11.2, Insight has no liabilities or obligations secured by the Insight Assets or otherwise related to the Insight System undisclosed in the Insight Financial Statements (whether or not GAAP requires their disclosure) that exceed in the aggregate $50,000.

                        5.11.3. Insight is not in default with respect to any liabilities or obligations which are related to the Insight Assets or the Insight System, and all such liabilities or obligations shown or reflected in the Insight Financial Statements and such liabilities incurred or accrued subsequent to the date of the most recent Insight Financial Statements have been, or are being, paid and discharged in the ordinary course of business consistent with past practice.

                  5.12. Employee Benefit Plans.

                        5.12.1. All Employee Plans and Compensation Arrangements providing benefits to employees or former employees of the Insight System are listed and described in Schedule 5.12, and copies of any such Employee Plans and Compensation Arrangements (and any related insurance policies, trusts, etc.), including all amendments thereto, have been made available to Cox, along with copies of any currently available employee handbooks and any other documents used to describe such Employee Plans and Compensation Arrangements to the covered individuals. Except as disclosed in Schedule 5.12, there is not now in effect or to become effective after the date of this Agreement, any new Employee Plan or Compensation Arrangement or any amendment to an existing Employee Plan or Compensation Arrangement which will materially affect the benefits of employees, former employees or independent contractors of the Insight System.

                        5.12.2. Each Employee Plan and Compensation Arrangement has been adopted, amended and administered in compliance in all material respects with its own terms and, where applicable, ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Legal Requirements.

                        5.12.3. No Multiemployer Plan provides or has ever provided benefits to any employee or former employee of the Insight System.

                        5.12.4. Except as disclosed in Schedule 5.12, neither Insight nor any entity under common control with Insight (under Sections 414(b),(c),(m) and (o) of the Code) is aware of the existence of any governmental audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead them to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending, or to the knowledge of Insight and each entity under common control with Insight (under Sections 414(b), (c), (m) and (o) of the Code), threatened against any Employee Plan or Compensation Arrangement.

                        5.12.5. No reportable event, as defined under Title IV of ERISA, will occur as a result of the transactions contemplated by this Agreement.

                        5.12.6. At all times on or prior to the Closing, the Employee Plans, to the extent such Employee Plans are intended to be tax-qualified, satisfy all coverage and minimum participation requirements, if any, imposed on such Employee Plans by the applicable terms of the Code or ERISA.

                  5.13. Labor Relations. Schedule 5.13 lists the names, positions and dates of hire (and Insight has delivered to Cox annual salary information accurate as of the date hereof) of all persons employed by Insight directly and principally in connection with the operation of the Insight System (the "Insight Employees"). Insight has no written or oral contracts of employment with any Insight Employee, other than
(i) oral employment agreements terminable at will without penalty or (ii) those listed in Schedule 5.7. Insight in the operation of the Insight System has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes. Insight is not a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Insight Employees, and Insight has not recognized or agreed to recognize and is not required to recognize any union or other collective bargaining representative of the Insight Employees. Except as set forth in
Schedule 5.13, within the 60-month period ending on the date hereof, no union or other collective bargaining representative claims to represent or has been certified as representing any of the Insight Employees, nor has Insight received any requests from any party for recognition as a representative of the Insight Employees for collective bargaining purposes. Except as set forth in Schedule 5.13, the Insight Employees are not engaged in or subject to any organizing activity with respect to any labor organization and, to the knowledge of Insight, no such activity is threatened. Except as set forth in Schedule 5.13, there is no strike, work slowdown, picketing or any other labor disputes or controversies or proceedings pending or threatened between Insight and any of the Insight Employees or any labor union or collective bargaining representative claiming to represent any of the Insight Employees. Insight has no employment agreement of any kind, oral or written, express or implied, that would require Cox to employ any Person after the Closing Date.

                  5.14. Tax Returns; Other Reports. Insight has duly and timely filed in proper form all income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) relating to the Insight System required to be filed with the appropriate Governmental Authority. All taxes, fees and assessments of whatever nature due and payable by Insight relating to the Insight System have been paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as set forth in Schedule 5.14, there are no pending state or local sales tax audits relating to the Insight System. Except as set forth in Schedule 5.14, Insight has not received any property, sales and use, or franchise fee or tax audit notice or any other notice or assessment to the effect that there is any unpaid interest, penalty or taxes due or claimed to be due from Insight with respect to the Insight Assets or the business or operations of the Insight System.

                  5.15. Claims and Legal Actions. Except as set forth in
Schedule 5.15, and except as may affect the cable industry generally, there is no (i) legal action, counterclaim, suit, arbitration, (ii) to the knowledge of Insight, claim or governmental investigation or (iii) other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Insight, threatened against or relating to the Insight Assets or the business or operations of the Insight System.

                  5.16. Environmental Matters.

                        5.16.1. The Insight Real Property is in compliance with and, to the knowledge of Insight, has previously been operated in compliance in all material respects with, all Environmental Laws. Except as set forth in
Schedule 5.16, Insight has not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Insight Real Property, transported any Hazardous Substances to or from any Insight Real Property or discharged any Hazardous Substances from any Insight Real Property into any body of water, directly or indirectly, or undertaken or caused to be undertaken any other activities relating to the Insight Real Property, which would support a material claim or cause of action under any Environmental Law, and, to the knowledge of Insight, no other present or previous owner, tenant, occupant or user of any Insight Real Property or any other Person has committed or suffered any of the foregoing. To the knowledge of Insight, no release of Hazardous Substances outside the Insight Real Property has entered or threatens to enter any Insight Real Property nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding any Insight Real Property. No claim or investigation based on Environmental Laws which relates to any Insight Real Property or any operations or conditions on it
(i) has been asserted or conducted in the past or is currently pending against or with respect to Insight or, to the knowledge of Insight, any other Person or
(ii) to the knowledge of Insight, is threatened or contemplated.

                        5.16.2. Except as set forth in Schedule 5.16, to the knowledge of Insight, (i) no underground storage tanks are currently or have been located on any Insight Real Property, (ii) no Insight Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes, (iii) no building or other structure on any Insight Real Property contains friable asbestos, and (iv) there are no incinerators or cesspools on the Insight Real Property and all domestic waste is discharged into a public sanitary sewer system.

                        5.16.3. Insight has provided Cox with complete and correct copies of (i) all studies, reports, surveys or other materials in the possession of Insight relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Insight Real Property, (ii) all notices or other materials in the possession of Insight that were received during the past two years from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Insight Real Property or activities at the Insight Real Property and (iii) all materials in the possession of Insight relating to any claim, allegation or action by any private third party under any Environmental Law.

                  5.17. Compliance with Laws. Insight has complied in all material respects and is in compliance in all material respects with all Legal Requirements applicable to the Insight System in the operation of the business and the ownership of the Insight Assets. Except as set forth in Schedule 5.17, Insight has received no notice claiming a violation by the Insight System of any

Legal Requirement applicable to the Insight System as currently conducted and to the knowledge of Insight there is no basis for any claim that such a violation exists.

                  5.18. Conduct of Business in Ordinary Course. Except as set forth on Schedule 5.18, since December 31, 1996, Insight has conducted the business and operations of the Insight System only in the ordinary and usual course substantially in the same manner as previously conducted, and Insight has not:

                        5.18.1. Made any material increase in compensation payable or to become payable to any of the Insight Employees or made any material change in personnel policies, insurance benefits, Employee Plans or Compensation Arrangements, or any other compensation arrangements affecting the Insight Employees;

                        5.18.2. Sold, transferred, leased to others or otherwise disposed of, pledged or encumbered any of the Insight Assets except for (i) security interests created pursuant to Insight's banking arrangements, and (ii) inventory sold or used in the ordinary course of business consistent with past practices or for assets sold or disposed of and replaced by other assets of comparable utility and value;

                        5.18.3. Made, or committed to make, any material capital expenditures or capital additions or betterments to the Insight System or the Insight Assets; or

                        5.18.4. Suffered any changes, events or conditions which have materially and adversely affected the Insight Assets or the Insight System.

                  5.19. FCC and Copyright Compliance.

                        5.19.1. Except as disclosed in Schedule 5.19, the operation of the Insight System has been, and is, in compliance in all material respects with the Communications Act and the rules and regulations of the FCC. Insight has made all filings required to be made with the FCC (including cable television registration statements, annual reports and aeronautical frequency usage notices) and has provided all notices to customers required under the Communications Act and the FCC's rules and regulations. Insight is and since 1989 has been certified as in compliance with the FCC's equal employment opportunity rules and the Insight System is in compliance in all material respects with all signal leakage criteria prescribed by the FCC.

                        5.19.2. Insight has complied in all material respects with the must carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder as such provisions relate to the Insight System. Except as set forth in Schedule 5.19, no written notices or demands have been received from the FCC, from any television station, or from any other Person, station, Governmental Authority or unit challenging the right of the Insight System to carry any signal or deliver the same. Insight has used commercially reasonable efforts to establish rates charged to customers that would be allowable under rules and regulations promulgated by the

FCC under the Cable Act, and any authoritative interpretation thereof, if such rates were subject to regulation by any Governmental Authority, including the local franchising authority and/or the FCC, and, to the knowledge of Insight, such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in Schedule 5.19. Insight has delivered to Cox complete and correct copies of all FCC 393 Forms and FCC 1200 Series Forms provided to local franchising authorities or the FCC with respect to the Insight System and copies of all material correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to customers with respect to the Insight System, including, without limitation, copies of any complaints and responses filed with the FCC with respect to any rates charged to customers of the Insight System. Insight makes no representation or warranty with respect to the effect of the cable television industry-wide dispute concerning music licensing fees.

                        5.19.3. Insight has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act of 1976, as amended (the "Copyright Act"), with respect to the business and operations of the Insight System as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. Insight and the Insight System are in compliance in all material respects with the Copyright Act and the rules and regulations of the U.S. Copyright Office, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Insight System. To the knowledge of Insight, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party which questions the copyright filings or payments made by Insight with respect to the Insight System.

                        5.19.4. All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Insight System and are listed in Schedule 5.19. The towers are being operated in compliance in all material respects with applicable FCC and FAA rules.

                        5.19.5. A request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Insight Franchise expiring within 30 months after the date of this Agreement.

                  5.20. Accounts Receivable. All of the Accounts Receivable which are the subject of the adjustments provided in Sections 3.2.4 and 3.2.5 have arisen from bona fide transactions in the ordinary course of Insight's business consistent with past practice.

                  5.21. Transactions with Affiliates. Except as set forth on
Schedule 5.21, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind whatsoever entered into by Insight relating to the Insight System with any Affiliates.

                  5.22. Disclosure. All of the Insight Schedules to this Agreement are true, accurate and complete. No representation or warranty by Insight in this Agreement or in any Insight Schedule or Insight Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by Insight pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances in which made not misleading.

                  5.23. Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of Insight made in this Agreement (including, without limitation, the schedules hereto) on the date such representation or warranty is made shall not constitute a breach of such representation or warranty if such event or circumstance is cured within 30 days after notice of its existence or occurrence, but in no event later than 10 days prior to the date scheduled for Closing.

         6. Representations and Warranties of Cox. To induce Insight to enter into this Agreement, Cox represents and warrants to Insight regarding the business or operations of the Cox System and the Cox Assets, as of the date of this Agreement and as of the Closing Date, as follows:

                  6.1. Organization, Standing and Authority. Cox is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and is qualified to conduct business as a foreign corporation in Indiana and Arizona. Cox has the requisite corporate power and authority (i) to own, lease and use the Cox Assets as presently owned, leased and used by it and (ii) to conduct the business and operations of the Cox System owned by it as presently conducted by it.

                  6.2. Authorization and Binding Obligation. Cox has the power and authority to execute and deliver this Agreement and all other agreements, instruments and certificates contemplated hereby and thereby to be executed by it (collectively, the "Cox Related Agreements") and to carry out and perform all of its other obligations under the terms of this Agreement and the Cox Related Agreements. All corporate action by Cox necessary for the authorization, execution, delivery and performance by Cox of this Agreement and the Cox Related Agreements has been taken and such corporate action has not been rescinded, repealed or amended. This Agreement has been duly executed and delivered by Cox and this Agreement and the Cox Related Agreements constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Cox, enforceable against it in accordance with their respective terms, except
(i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  6.3. No Consents; Absence of Conflicting Agreements. Except for the Cox Required Consents listed on Schedule 6.3, the Insight Required Consents and compliance with the

HSR Act, no consent, approval, permit or authorization of, or declaration to or filing with any Governmental Authority or any other third party is required to consummate this Agreement and the Cox Related Agreements and the transactions contemplated hereby and thereby. Subject to obtaining the Cox Required Consents listed on Schedule 6.3 and compliance with the HSR Act, the execution, delivery and performance of this Agreement by Cox will not: (i) violate the Articles of Incorporation or Bylaws of Cox, (ii) violate any Legal Requirement applicable to Cox with respect to the Cox Assets or the business or operations of the Cox System or (iii) conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, accelerate or permit the acceleration of any performance required by the terms of, or result in the creation or imposition of any Encumbrance under, any agreement, instrument, license or permit to which Cox is a party or may be bound and by which the Cox Assets or the business or operations of the Cox System are affected.

                  6.4. Governmental Permits. Schedule 6.4 includes a true and complete list of all Cox Franchises and all other Cox Governmental Permits. True and complete copies of the Cox Governmental Permits disclosed on Schedule 6.4 (together with any and all amendments and any proposals or material correspondence thereto) have been delivered to Insight. Except as set forth on
Schedule 6.4, the Cox Franchises contain all of the commitments and obligations of Cox to the applicable Governmental Authorities with respect to the construction, ownership and operation of the Cox System. Except as set forth on
Schedule 6.4, the Cox Governmental Permits are valid under all applicable Legal Requirements according to their terms and are currently in full force and effect. Except as listed on Schedule 6.4, there is no legal action, governmental proceeding or investigation pending or, to the knowledge of Cox, threatened, to terminate, suspend or modify any Cox Governmental Permit and Cox is, and to the knowledge of Cox, each other party thereto is, in compliance in all material respects with the terms and conditions of all the Cox Governmental Permits and with other applicable requirements of all Governmental Authorities relating to the Cox Governmental Permits, including all requirements for notification, filing, reporting, posting and maintenance of logs and records. Except as set forth on Schedule 6.4, no person (including any Governmental Authority) has as of the date hereof any right to acquire any interest in the Cox System or the Cox Assets (including any right of first refusal or similar right), other than rights of condemnation or eminent domain afforded by law or upon the termination of or default under any Franchise. The Cox Franchises marked with an asterisk on
Schedule 6.4 constitute all of the communities where the local franchising or other regulatory authority has certified to regulate rates charged to customers of the Cox System pursuant to the Cable Act or where a customer service rate complaint is pending before the FCC.

                  6.5. Real Property. Schedule 6.5 contains a list of all Real Property owned, leased or occupied by Cox and all material easements or other interests in Real Property to which Cox is a party as of the date hereof. Cox has delivered to Insight true and complete copies of all deeds and leases pertaining to such Real Property. As to the Real Property which is designated in
Schedule 6.5 as being owned in fee simple by Cox, except as set forth in
Schedule 6.5, Cox has good and marketable title in fee simple to such premises and all buildings, improvements and fixtures thereon, free and clear of all Encumbrances, except for Permitted Encumbrances. As to the Real Property which is designated in Schedule 6.5 as being leased by Cox, Cox is the sole owner of the leasehold interest in such Real Property, each such lease is valid and subsisting and in full force and effect and, as of the date hereof, no other party to such lease has given written notice to Cox of or made a written claim with respect to any breach or default thereof and Cox is not aware of any fact giving rise to a breach or default thereof. Except as otherwise disclosed in
Schedule 6.5, all Real Property listed on Schedule 6.5 (i) is in reasonable operating condition and repair (subject to normal wear and tear) consistent with its present use, (ii) is available for immediate use in the conduct of the business or operations of the Cox System, (iii) complies in all material respects with all applicable building or zoning codes and the regulations of any Governmental Authority having jurisdiction, (iv) has full legal and practical access to public roads or streets and has all utilities and services necessary for the proper and lawful conduct and operation of the Cox System as presently utilized. All buildings, towers, guy wires and anchors, earth receiving dishes and facilities are located entirely on the Cox Real Property, and together with all pole attachments, cable plant and cable installations, equipment and facilities used in connection with the Cox System are maintained, placed and located in all material respects in accordance with the provisions of all applicable Legal Requirements, deeds, leases, licenses, permits or other legally enforceable arrangements. No condemnation of any of the Cox Real Property has occurred, is pending or, to the knowledge of Cox, threatened. Except as set forth on Schedule 6.5, each Person upon or under whose property any of the Cox Assets are located, maintained, installed or operated (other than drop lines to customer dwellings) has granted to Cox such easements, licenses or rights of way as are necessary for the location, maintenance, installation and operation of such Cox Assets upon, over or under such property (the "Cox Easements").

                  6.6. Tangible Personal Property. Except with respect to leased property, Cox has good title to all Cox Tangible Personal Property, and as of the Closing Date none of the Cox Tangible Personal Property will be subject to any Encumbrance, except for Permitted Encumbrances. Except as set forth in
Schedule 6.6, the Cox Tangible Personal Property is in reasonable operating condition and repair (subject to normal wear and tear), and is available for immediate use in the conduct of the business or operations of the Cox System except for that which is subject to routine maintenance or repair. All items of cable plant, earth station and headend equipment included in the Cox Tangible Personal Property (i) have been maintained in a manner consistent in all material respects with generally accepted standards of good engineering practice and (ii) will permit the Cox System to operate in accordance with the terms of the Cox Governmental Permits. The amount of the Cox System inventory on the Closing Date will be sufficient to permit the continued maintenance and operation of the Cox System for at least a 30-day period. Schedule 6.6 contains a list of all material items of machinery, equipment, vehicles, plant and other tangible personal property (including all converters and all items of personal property valued at $1,000 or more) used or held for use by Cox in the operation of the Cox System.

                  6.7. Contracts. Schedule 6.7 contains a true and correct list of all Cox Contracts except for: (i) subscription agreements for cable television services provided by the Cox System with residential or commercial customers and bulk-billed customers charged less than $500 per month, (ii) oral employment contracts and miscellaneous service contracts terminable at will without penalty and (iii) other contracts not involving either liabilities under such contract exceeding $15,000 per year or any material nonmonetary obligation. Cox has delivered to Insight true and complete copies of all written Cox Contracts listed in Schedule 6.7. All of the Cox Contracts listed in Schedule 6.7 are valid and binding and, to the knowledge of Cox, in full force and effect and legally enforceable in accordance with their terms upon the other parties thereto. There is not under any Cox Contract any default by Cox or, to the knowledge of Cox, any other party thereto or event which, after notice or lapse of time, or both, would constitute such a default. To the knowledge of Cox (x) there has not been any threatened cancellation of any Cox Contracts (other than the cancellation of cable service by customers at normal and customary levels), (y) there are no outstanding disputes thereunder and (z) there is no basis for any claim of breach or default thereunder.

                  6.8. Complete System. Except for those assets which are Cox Excluded Assets, the Cox Assets comprise all of the assets necessary to conduct the business and operations of the Cox System as presently conducted.

                  6.9. Trademarks, Trade Names and Copyrights. Schedule 6.9 is a true and complete list of all material copyrights, trademarks, trade names, patents and other similar intangible property rights and interests owned by Cox, or under which Cox is licensed and used in the conduct of the business and operations of the Cox System except as provided by Section 4.2.6. All of the Intangibles and all of the intangible property rights listed in Schedule 6.9 as owned by Cox are owned by Cox free and clear of all Encumbrances, except for Permitted Encumbrances. All of the intangible property rights listed in Schedule
6.9 as licensed to Cox are valid and enforceable. Cox is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Cox, threatened, with respect thereto.

                  6.10. Information on Cox System.

                        6.10.1. Schedule 6.10.1 lists the following information for the Cox System as of August 31, 1997 (i) the approximate total number of miles of fully completed and operational trunk and distribution cable, the approximate number of miles of aerial plant and the approximate number of miles of underground plant, (ii) the approximate number of dwellings (as defined below) and commercial premises passed, (iii) the total number of Basic Equivalent Customers, (iv) the bandwidth capacity of the Cox System specified in MHz, and (v) the number of channels activated throughout the Cox System (i.e., over 100% of the plant miles).

                        6.10.2. As used in this Section 6.10, "dwellings" means a home or other residential unit that can be legally serviced by the System by using no more than 300 feet of drop cable.

                        6.10.3. The rates charged to customers for each class of service (including equipment, installation and late fees) for the Cox System as of the date of this Agreement, are set forth in Schedule 6.10.3.

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                        6.10.4. The Cox System duly and properly carries and
delivers the channels indicated in Schedule 6.10.4. Cox has obtained all required FCC clearances for the operation of the Cox System in all necessary aeronautical frequency bands.

                        6.10.5. To its knowledge, except as described in
Schedule 6.10.5, Cox has not been denied access to any multiple dwelling unit or paid for access to any multiple dwelling unit, subdivision or private development in the Cox Service Area.

                        6.10.6. Except as described in Schedule 6.10.6, there are no franchise, construction, fidelity, performance, or other bonds, surety instruments, letters of credit or other similar items posted or delivered by Cox in connection with the Cox System or the Cox Assets.

                  6.11. Financial Statements.

                        6.11.1. Schedule 6.11.1 contains true and complete copies of (i) unaudited financial statements of Cox with respect to the Cox System containing balance sheet and statement of income as of and for the 12 months ended December 31, 1996; and (ii) an unaudited balance sheet and statement of income of the System for the eight-month period ended August 31, 1997 (collectively, the "Cox Financial Statements"). The Cox Financial Statements are prepared in accordance with GAAP consistently applied, except for the absence of statements of cash flows and footnotes, and, with respect to the interim Financial Statements, subject to normal recurring year-end adjustments, which are not expected to be material in amount. The Cox Financial Statements are in accordance with the books and records of Cox and present fairly in all material respects the operating income and financial condition of the Cox System as of their respective dates and the results of operations for the periods then ended. None of the Cox Financial Statements materially understates the true costs and expenses of conducting the business or operations of the Cox System or materially inflates the revenue of the Cox System because of the provision of services or the bearing of costs or expenses or the payment of fees by any other person or for any other reason.

                        6.11.2. Cox has no liability or obligation related to the Cox Assets or the Cox System (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with GAAP, consistently applied, including without limitation any liability that might result from an audit of its tax returns, except for (i) the liabilities and obligations of Cox that are disclosed or reserved against in the Cox Financial Statements, to the extent and in the amounts so disclosed or reserved against and (ii) liabilities incurred or accrued in the ordinary course of business since the date of the most recent Cox Financial Statements. Other than as set forth in Schedule 6.11.2, Cox has no liabilities or obligations secured by the Cox Assets or otherwise related to the Cox System undisclosed in the Cox Financial Statements (whether or not GAAP requires their disclosure) that exceed in the aggregate $50,000.

                        6.11.3. Cox is not in default with respect to any liabilities or obligations which are related to the Cox Assets or the Cox System, and all such liabilities or obligations shown or reflected in the Cox Financial Statements and such liabilities incurred or accrued subsequent to the date of the most recent Cox Financial Statements have been, or are being, paid and discharged in the ordinary course of business consistent with past practice.

                  6.12. Employee Benefit Plans.

                        6.12.1. All Employee Plans and Compensation Arrangements providing benefits to employees or former employees of the Cox System are listed and described in Schedule 6.12, and copies of any such Employee Plans and Compensation Arrangements (and any related insurance policies, trusts, etc.), including all amendments thereto, have been made available to Insight along with copies of any currently available employee handbooks and any other documents used to describe such Employee Plans and Compensation Arrangements to the covered individuals. Except as disclosed in Schedule 6.12, there is not now in effect or to become effective after the date of this Agreement, any new Employee Plan or Compensation Arrangement or any amendment to an existing Employee Plan or Compensation Arrangement which will materially affect the benefits of employees, former employees or independent contractors of the Cox System.

                        6.12.2. Each Employee Plan and Compensation Arrangement has been adopted, amended and administered in compliance in all material respects with its own terms and, where applicable, ERISA, the Code, the Age Discrimination in Employment Act and any other applicable Legal Requirements.

                        6.12.3. No Multiemployer Plan provides or has ever provided benefits to any employee or former employee of the Cox System.

                        6.12.4. Except as disclosed in Schedule 6.12, neither Cox nor any entity under common control with Cox (under Sections 414(b),(c),(m) and (o) of the Code) is aware of the existence of any governmental audit or examination of any Employee Plan or Compensation Arrangement or of any facts which would lead them to believe that any such audit or examination is pending or threatened. There exists no action, suit or claim (other than routine claims for benefits) with respect to any Employee Plan or Compensation Arrangement pending, or to the knowledge of Cox and each entity under common control with Cox (under Sections 414(b), (c), (m) and (o) of the Code), threatened against any Employee Plan or Compensation Arrangement.

                        6.12.5. No reportable event, as defined under Title IV of ERISA, will occur as a result of the transactions contemplated by this Agreement.

                        6.12.6. At all times on or prior to the Closing, the Employee Plans, to the extent such Employee Plans are intended to be tax-qualified, satisfy all coverage and minimum participation requirements, if any, imposed on such Employee Plans by the applicable terms of the Code or ERISA.

                  6.13. Labor Relations. Schedule 6.13 lists the names, positions and dates of hire (and Cox has delivered to Insight annual salary information accurate as of the date hereof) of all

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



persons employed by Cox directly and principally in connection with the operation of the Cox System (the "Cox Employees"). Cox has no written or oral contracts of employment with any Cox Employee, other than (i) oral employment agreements terminable at will without penalty or (ii) those listed in Schedule
6.7. Cox in the operation of the Cox System has complied in all material respects with all applicable Legal Requirements relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination and the payment of social security and other payroll related taxes. Cox is not a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Cox Employees, and Cox has not recognized or agreed to recognize and is not required to recognize any union or other collective bargaining representative of the Cox Employees. Except as set forth in Schedule 6.13 , within the 60-month period ending on the date hereof, no union or other collective bargaining representative claims to represent or has been certified as representing any of the Cox Employees, nor has Cox received any requests from any party for recognition as a representative of the Cox Employees for collective bargaining purposes. Except as set forth in Schedule 6.13, the Cox Employees are not engaged in or subject to any organizing activity with respect to any labor organization and, to the knowledge of Cox, no such activity is threatened. Except as set forth in Schedule 6.13, there is no strike, work slowdown, picketing or any other labor disputes or controversies or proceedings pending or threatened between Cox and any of the Cox Employees or any labor union or collective bargaining representative claiming to represent any of the Cox Employees. Cox has no employment agreement of any kind, oral or written, express or implied, that would require Insight to employ any Person after the Closing Date.

                  6.14. Tax Returns; Other Reports. Cox has duly and timely filed in proper form all income, franchise, sales, use, property, excise, payroll and other tax returns and all other reports (whether or not relating to taxes) relating to the Cox System required to be filed with the appropriate Governmental Authority. All taxes, fees and assessments of whatever nature due and payable by Cox relating to the Cox System have been paid, except such amounts as are being contested diligently and in good faith and are not in the aggregate material. Except as set forth in Schedule 6.14, there are no pending state or local sales tax audits relating to the Cox System. Except as set forth in Schedule 6.14, Cox has not received any property, sales and use, or franchise fee or tax audit notice or any other notice or assessment to the effect that there is any unpaid interest, penalty or taxes due or claimed to be due from Cox with respect to the Cox Assets or the business or operations of the Cox System.

                  6.15. Claims and Legal Actions. Except as set forth in
Schedule 6.15, and except as may affect the cable industry generally, there is no (i) legal action, counterclaim, suit, arbitration, (ii) to the knowledge of Cox, claim or governmental investigation or (iii) other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Cox, threatened against or relating to the Cox Assets or the business or operations of the Cox System.


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



                  6.16. Environmental Matters.

                        6.16.1. The Cox Real Property is in compliance with and, to the knowledge of Cox, has previously been operated in compliance in all material respects with, all Environmental Laws. Except as set forth in Schedule 6.16, Cox has not generated, released, stored, used, treated, handled, discharged or disposed of any Hazardous Substances at, on, under, in or about, or in any other manner affecting, any Cox Real Property, transported any Hazardous Substances to or from any Cox Real Property or discharged any Hazardous Substances from any Cox Real Property into any body of water, directly or indirectly, or undertaken or caused to be undertaken any other activities relating to the Cox Real Property, which would support a material claim or cause of action under any Environmental Law, and, to the knowledge of Cox, no other present or previous owner, tenant, occupant or user of any Cox Real Property or any other Person has committed or suffered any of the foregoing. To the knowledge of Cox, no release of Hazardous Substances outside the Cox Real Property has entered or threatens to enter any Cox Real Property nor is there any pending or threatened claim based on Environmental Laws that arises from any condition of the land surrounding any Cox Real Property. No claim or investigation based on Environmental Laws which relates to any Cox Real Property or any operations or conditions on it (i) has been asserted or conducted in the past or is currently pending against or with respect to Cox or, to the knowledge of Cox, any other Person or (ii) to the knowledge of Cox, is threatened or contemplated.

                        6.16.2. Except as set forth in Schedule 6.16, to the knowledge of Cox, (i) no underground storage tanks are currently or have been located on any Cox Real Property, (ii) no Cox Real Property has been used at any time as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes,
(iii) no building or other structure on any Cox Real Property contains friable asbestos, and (iv) there are no incinerators or cesspools on the Cox Real Property and all domestic waste is discharged into a public sanitary sewer system.

                        6.16.3. Cox has provided Insight with complete and correct copies of (i) all studies, reports, surveys or other materials in the possession of Cox relating to the presence or alleged presence of Hazardous Substances at, on or affecting the Cox Real Property, (ii) all notices or other materials in the possession of Cox that were received during the past two years from any Governmental Authority having the power to administer or enforce any Environmental Laws relating to current or past ownership, use or operation of the Cox Real Property or activities at the Cox Real Property and (iii) all materials in the possession of Cox relating to any claim, allegation or action by any private third party under any Environmental Law.

                  6.17. Compliance with Laws. Cox has complied in all material respects and is in compliance in all material respects with all Legal Requirements applicable to the Cox System in the operation of the business and the ownership of the Cox Assets. Except as set forth in Schedule 6.17, Cox has received no notice claiming a violation by the Cox System of any Legal Requirement applicable to the Cox System as currently conducted and to the knowledge of Cox there is no basis for any claim that such a violation exists.

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



                  6.18. Conduct of Business in Ordinary Course. Except as set forth on Schedule 6.18, since December 31, 1996, Cox has conducted the business and operations of the Cox System only in the ordinary and usual course substantially in the same manner as previously conducted, and Cox has not:

                        6.18.1. Made any material increase in compensation payable or to become payable to any of the Cox Employees or made any material change in personnel policies, insurance benefits, Employee Plans or Compensation Arrangements, or any other compensation arrangements affecting the Cox Employees;

                        6.18.2. Sold, transferred, leased to others or otherwise disposed of, pledged or encumbered any of the Cox Assets except for inventory sold or used in the ordinary course of business consistent with past practices or for assets sold or disposed of and replaced by other assets of comparable utility and value;

                        6.18.3. Made, or committed to make, any material capital expenditures or capital additions or betterments to the Cox System or the Cox Assets; or

                        6.18.4. Suffered any changes, events or conditions which have materially and adversely affected the Cox Assets or the Cox System.

                  6.19. FCC and Copyright Compliance.

                        6.19.1. Except as disclosed in Schedule 6.19, the operation of the Cox System has been, and is, in compliance in all material respects with the Communications Act and the rules and regulations of the FCC. Cox has made all filings required to be made with the FCC (including cable television registration statements, annual reports and aeronautical frequency usage notices) and has provided all notices to customers required under the Communications Act and the FCC's rules and regulations. Cox is and since 1989 has been certified as in compliance with, the FCC's equal employment opportunity rules and the Cox System is in compliance in all material respects with all signal leakage criteria prescribed by the FCC.

                        6.19.2. Cox has complied in all material respects with the must carry and retransmission consent provisions of the Cable Act and the FCC rules and regulations promulgated thereunder as such provisions relate to the Cox System. Except as set forth in Schedule 6.19, no written notices or demands have been received from the FCC, from any television station, or from any other Person, station, Governmental Authority or unit challenging the right of the Cox System to carry any signal or deliver the same. Cox has used commercially reasonable efforts to establish rates charged to customers that would be allowable under rules and regulations promulgated by the FCC under the Cable Act, and any authoritative interpretation thereof, if such rates were subject to regulation by any Governmental Authority, including the local franchising authority and/or the FCC, and, to the knowledge of Cox, such rates as computed under the FCC's rules and regulations are permitted rates except as set forth in Schedule 6.19. Cox has delivered to Insight complete and

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



correct copies of all FCC 393 Forms and FCC 1200 Series Forms provided to local franchising authorities or the FCC with respect to the Cox System and copies of all material correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to customers with respect to the Cox System, including, without limitation, copies of any complaints and responses filed with the FCC with respect to any rates charged to customers of the Cox System. Cox makes no representation or warranty with respect to the effect of the cable television industry-wide dispute concerning music licensing fees.

                        6.19.3. Cox has deposited with the U.S. Copyright Office all statements of account and other documents and instruments, and paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the business and operations of the Cox System as are required to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. Cox and the Cox System are in compliance in all material respects with the Copyright Act and the rules and regulations of the U.S. Copyright Office, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the Cox System. To the knowledge of Cox, there is no inquiry, claim, action or demand pending before the U.S. Copyright Office or from any other party which questions the copyright filings or payments made by Cox with respect to the Cox System.

                        6.19.4. All necessary FAA approvals have been obtained with respect to the height and location of towers used in connection with the operation of the Cox System and are listed in Schedule 6.19. The towers are being operated in compliance in all material respects with applicable FCC and FAA rules.

                        6.19.5. A request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Cox Franchise expiring within 30 months after the date of this Agreement.

                  6.20. Accounts Receivable. All of the Accounts Receivable which are the subject of the adjustments provided in Sections 3.2.4 and 3.2.5 have arisen from bona fide transactions in the ordinary course of Cox's business consistent with past practice.

                  6.21. Transactions with Affiliates. Except as set forth on
Schedule 6.21, there is no lease, sublease, indebtedness, contract, agreement, commitment, understanding, or other arrangement of any kind whatsoever entered into by Cox relating to the Cox System with any Affiliates.

                  6.22. Disclosure. All of the Cox Schedules to this Agreement are true, accurate and complete. No representation or warranty by Cox in this Agreement or in any Cox Schedule or Cox Exhibit to this Agreement, or any statement, list or certificate furnished or to be furnished by Cox pursuant to this Agreement, contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein in light of the circumstances in which made not misleading.

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



                  6.23. Cure. For all purposes under this Agreement, the existence or occurrence of any events or circumstances that constitute or cause a breach of a representation or warranty of Cox made in this Agreement (including, without limitation, the schedules hereto) on the date such representation or warranty is made shall not constitute a breach of such representation or warranty if such event or circumstance is cured within 30 days after notice of its existence or occurrence, but in no event later than 10 days prior to the date scheduled for Closing.

         7.       Covenants of Transferor and Transferee.

                  7.1. Access to Premises and Records. Between the date of execution and delivery of this Agreement and the Closing Date, Transferor will provide Transferee and its representatives full access at reasonable times and with the prior permission of Transferor, which shall not be unreasonably withheld, to all the premises, employees and books and records of the business and operations of the System and to all the Assets and will furnish to Transferee and its representatives all information regarding the business and operations of the System, including without limitation, the personnel records of the employees engaged in the operations of the System and the Assets as Transferee may from time to time reasonably request but excluding any medical records that Transferor is prohibited by applicable law from disclosing to Transferee. Notwithstanding any investigation that Transferee may conduct of the business and operations of the System and the Assets, Transferee may fully rely on Transferor's representations, warranties, covenants and indemnities, which will not be waived or affected by or as a result of such investigation. For a period of three years (six years in the case of tax reports and returns and underlying books and records, although in the case of underlying books and records, the parties acknowledge that they are not retained for periods for which an IRS field examination has been completed) after the Closing, upon prior notice and during normal business hours, each party will provide the other party and its successors or permitted assigns reasonable assistance with and access to all of the books, records, reports, Contracts and other information from files and records transferred from such party at the Closing, for purposes of examining, preparing extracts and photocopying such materials.

                  7.2. Continuity and Maintenance of Operations. Except as disclosed in Schedule 7.2 A (Insight) and 7.2 B (Cox), or as Transferee may otherwise agree in writing, until the Closing:

                        7.2.1. Transferor will continue to operate the System in the ordinary course consistent with past practices (including completing line extensions, placing conduit or cable in new developments and fulfilling installation requests) and will use its commercially reasonable efforts to keep available the services of its employees employed in connection with the System and to preserve any beneficial business relationships with customers, suppliers and others having business dealings with Transferor relating to the System. Without limiting the generality of the foregoing, Transferor will maintain (i) the Assets in reasonable operating condition and repair, (ii) bonds and insurance as in effect on the date of this Agreement, (iii) inventories of equipment and supplies at levels consistent with prior practice, and (iv) all of its business books, records and files in the ordinary course of business in accordance with past practices. Transferor will not itself, and will not permit any of its officers, directors, shareholders, agents or employees or Affiliates to, pay any of

Transferor's customer Accounts Receivable (other than for their own residences) prior to the Closing Date. Transferor will continue to implement its procedures for disconnection and discontinuance of service to customers whose accounts are delinquent in accordance with those procedures in effect on the date of this Agreement.

                        7.2.2. Except to the extent required by law (of which Transferor shall give notice to Transferee) after the date of this Agreement, Transferor will not, without the prior written consent of Transferee (which will not be unreasonably withheld or delayed): (i) change customer rates other than scheduled rate increases described in Schedule 7.2 A or 7.2 B, as appropriate, for any tier of service or charges for remotes or installation, make channel additions, channel substitutions, change the channel lineups or implement any retiering or repackaging of cable television programming offered by the Transferor's System, or change billing, collection, installation, disconnection, marketing or promotional practices; (ii) sell, transfer, lease, assign or otherwise dispose of any of the Assets (except for assets consumed in the ordinary course of business or in conjunction with the acquisition of replacement property of equivalent kind and value); (iii) create, assume or permit to exist any Encumbrance on any Asset, except for Permitted Encumbrances;
(iv) amend or terminate or permit cancellation of any of the Governmental Permits, Contracts or any other material contract or agreement (other than those constituting Excluded Assets and other than in the ordinary course of business) which affects or is related to the System; (v) enter into any contract or commitment or incur any indebtedness or other liability or obligation of any kind relating to the System which will be an Assumed Liability of Transferee involving an expenditure in excess of $30,000; (vi) engage in any selling or marketing campaigns or promotional activities not in the ordinary course of business, consistent with past practice; (vii) take or omit to take any commercially reasonable action that would cause Transferor to be in breach of any of its representations or warranties in this Agreement; or (viii) other than in the ordinary course of business and consistent with prior practice make any material increase in compensation payable or to become payable to Transferor's employees employed at the System or make any material change in personnel policies.

                        7.2.3. Transferor shall not, without the prior written consent of Transferee (which shall not be unreasonably withheld or delayed) enter into any new contract or amendment or renewal of any existing contract with any broadcaster concerning retransmission consents relating to the System.

         7.3.     Employee Benefit Matters.

                  7.3.1. As of the Closing Date, Transferee shall become the employer of all of the Transferor's employees employed at the System, including individuals on approved leave of absence or short-term (but not long-term) disability leave (other than those management employees indicated with an asterisk ("*") on Schedules 5.13 and 6.13, respectively). Transferee agrees that it will provide Transferor with notice of which management employees of Transferor's System marked with an asterisk Transferee intends to hire at least 45 days before the Closing Date.


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



                        7.3.2. As of the Closing Date, Insight or Cox, as applicable, in its capacity as Transferor shall terminate the employment of all employees of Transferor engaged in the operations of the System. Insight or Cox, as applicable, in its capacity as Transferor shall be responsible for and shall cause to be discharged and satisfied in full all amounts owed to any of its employees, including without limitation, any wages, salaries, sick pay, accrued vacation in excess of the amount Transferee assumes pursuant to Section 7.3.4 below, payments under any employment, incentive, compensation or bonus agreements, benefits under any Employee Plan or Compensation Arrangement or any other payments on account of termination. Insight or Cox, as applicable, in its capacity as Transferor shall retain full responsibility and liability for "continuation coverage" to any "qualified beneficiary" who is covered by a "group health plan" sponsored or contributed to by Transferor and who has experienced a "qualifying event" or is receiving "continuation coverage" on or prior to the Closing Date. "Continuation coverage," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                        7.3.3. Insight or Cox, as applicable, in its capacity as Transferee shall offer health plan coverage, on terms and conditions determined by Transferee, to all of the full-time employees of the System who become employees of Transferee as of the Closing Date. For purposes of providing such coverage, Insight or Cox, as applicable, in its capacity as Transferee shall waive all preexisting condition limitations for all employees of the System, which are covered by the Transferor's health care plan as of the Closing Date (other than known preexisting conditions which were excluded by Transferor's health care plan) and shall provide such health care coverage effective as of the Closing Date without the application of any eligibility period for coverage. In addition, Insight or Cox, as applicable, in its capacity as Transferee shall credit all payments made by employees of Transferor toward deductible, co-payment and out-of-pocket limits under Transferor's health care plans for the plan year which includes the Closing Date as if such payments had been made for similar purposes under Transferee's health care plans during the plan year which includes the Closing Date, with respect to employees of the System employed by Transferee as of the Closing Date.

                        7.3.4. For each employee of Transferor whom Transferee hires on the Closing Date, Insight or Cox, as applicable, in its capacity as Transferee shall (i) provide to such employee the same amount of paid vacation as that employee had accrued but not taken as an employee of Transferor as of the Closing Date; provided, that the amount of accrued vacation provided to such employee by Transferee under this Section 7.3.4 shall be limited to the maximum amount of vacation permitted to be accrued by employees of the Transferee in accordance with Transferee's standard practices and to the extent Transferee received a credit therefor pursuant to Section 3.2; (ii) permit such employee to participate in Transferee's employee benefit plans to the same extent as similarly situated employees of Transferee and their dependants; and (iii) give such employee credit for his or her past service with Transferor as of the Closing Date (including past service with any prior owner or operator of Transferor's System to the extent data with respect to such past service credit is provided to Transferee within a reasonably practicable period of time after the Closing) for purposes of eligibility and vesting, but not for benefit accrual purposes, under

Transferee's Employee Plans and Compensation Arrangements in accordance with Transferee's standard practices; provided, that no past service credits shall be required with respect to the Transferee's post-retirement medical benefits. For a period of 180 days after Closing, Transferee shall pay each employee of Transferor hired by Transferee as of Closing, a salary equal to or greater than the salary paid to each such employee by Transferor at the time of Closing.

                        7.3.5. If the parties mutually agree to an asset transfer, Insight or Cox, as applicable, in its capacity as Transferor shall cooperate with Transferee in arranging transfers from Transferor's 401(k) plan to Transferee's 401(k) plan (including participant loans) with respect to those employees of the System who become employed by Transferee following the Closing in accordance with this Section 7.3.

                        7.3.6. If Insight or Cox, as applicable, in its capacity as Transferee discharges without cause within 180 days of Closing any former employees of Transferor hired by Transferee at Closing, and such employees would have been entitled to severance payments pursuant to Transferor's severance benefits plan if such employees had been discharged without cause by Transferor in accordance with Section 7.3.2 and not been hired by Transferee as of Closing, then Insight or Cox, as applicable, in its capacity as Transferee shall pay severance benefits to such employees in accordance with Transferor's severance benefit plan listed on Schedule 5.12 (Insight System) or Schedule 6.12 (Cox System) to the extent such plan would have paid severance to any such employees if they had not been hired by Transferee at Closing.

                        7.3.7. This Section 7.3 shall operate exclusively for the benefit of Transferor and Transferee and not for the benefit of any other person including, without limitation, any current, former or retired employee of Transferor or Transferee.

                  7.4. Broker's Fees. Each party hereto represents and warrants to the other that neither it nor any Person acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement. Each party agrees to indemnify and hold harmless the other against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by it without regard to any Threshold Amount or limitation of liability.

                  7.5. Required Consents and Estoppel Certificates.

                        7.5.1. Transferor will use its commercially reasonable efforts to obtain, as soon as possible and at its expense, all the Required Consents in connection with the transfer of Transferor's System to Transferee, in form and substance reasonably satisfactory to Transferee; provided that Transferor's commercially reasonable efforts shall not require Transferor to make any payments to any person from whom such Required Consents are sought (other than normal or customary application and filing fees, administrative costs or professional fees and expenses related to obtaining such consents). Transferee will cooperate with Transferor to obtain all Required Consents, but Transferee will not be required to (i) make any payment to any Person from whom such Required Consent is sought, or (ii) accept any changes in, or the imposition of any adverse condition to, any Contract or Governmental Permit as a condition to obtaining any Required Consent other than changes to any Contract or Governmental Permit that do not impose any monetary obligations (except for increased Franchise fee payments to the maximum extent permitted by applicable law) or material nonmonetary obligations upon Transferee or significantly expand the rights of the other contracting party or the franchising authority from whom such consent is sought. Transferee agrees that it will not, without the prior written consent of Transferor (which may be withheld at Transferor's sole discretion), seek amendments or modifications to existing Franchises or Contracts. Transferee will, at Transferor's request, promptly furnish Transferor with copies of such documents and information with respect to Transferee, including financial information and information relating to the cable and other operations of Transferee and any of its Affiliates or related companies, as Transferor may reasonably request in connection with the obtaining of any consents to the transactions contemplated by this Agreement or as may be reasonably requested by any Person in connection with any consent or approval of such Person to the transactions contemplated by this Agreement. Transferor also will use its commercially reasonable efforts to obtain, at its expense, such estoppel certificates or similar documents from lessors and other Persons who are parties to Contracts as Transferee may reasonably request or which are necessary to effect a transfer.

                        7.5.2. Notwithstanding the foregoing, Transferor will have no further obligation to obtain Required Consents: (i) with respect to license agreements relating to pole attachments where the licensing party will not consent to an assignment of such license agreement but requires that Transferee enter into a new agreement with such licensing authority, in which case Transferee shall use its reasonable efforts to enter into such agreement effective as of the Closing Date and Transferor will cooperate with and assist Transferee in obtaining such agreements; provided however that Transferee's commercially reasonable efforts shall not require Transferee to take any action of the type that Transferor is not required to take pursuant to Subsection 7.5.1 hereof; and (ii) for any business radio license which Transferor reasonably expects can be obtained within 120 days after the Closing and so long as a temporary authorization is available to Transferee under FCC rules with respect thereto.

                        7.5.3. The parties will each cooperate with the other to assist in completing and will complete and file, or cause to be completed and filed with the appropriate Governmental Authority, an FCC Form 394 with respect to each System as to which such Form 394 is required.

                        7.5.4. Transferee shall take all commercially reasonable action and execute and deliver all reasonably necessary documents to ensure that on the Closing Date Transferee has delivered such bonds, letters of credit, indemnity agreements and similar instruments in such amounts and in favor of such franchisors or other persons requiring the same in connection with the Franchises and Contracts being assumed by Transferee at Closing.

                  7.6. Title Commitments and Surveys. As soon as practicable, but no later than 30 days after the date hereof, Transferee shall order at its own expense (i) commitments for owner's (or lessee's, as appropriate) title insurance policies on such parcels of Real Property as Transferee desires to insure, and (ii) an ALTA survey on such parcels of Real Property as Transferee desires to obtain surveys. The title commitment will evidence a commitment to issue an ALTA title insurance policy from a national title insurer, insuring good, marketable and indefeasible fee simple (or leasehold, if applicable) title to each such parcel of Real Property for such amounts as Transferee directs and will contain no exceptions except for Permitted Encumbrances and such other exceptions as Transferee deems acceptable. Transferor shall cooperate with Transferee in obtaining such title commitments and surveys.

                  7.7.     Environmental Investigations.

                           7.7.1. As soon as practicable after the date of this
Agreement (but in no event more than 45 days after the date of this Agreement), Transferee may retain a reputable, nationally- or regionally-known environmental audit company, at its own expense, to conduct a Phase I environmental audit of the Real Property (which shall include a limited asbestos survey) to be transferred to Transferee at Closing, or on such parcels of the Real Property as Transferee may determine. Transferor will comply with any reasonable request for information made by Transferee or its agents in connection with any such investigation and shall afford Transferee and its agents access to all areas of the Real Property, at reasonable times and in a reasonable manner in connection with any such investigation.

                           7.7.2. In the event that as a result of any of the
Phase I environmental investigations, Transferee's environmental expert determines that further investigation is recommended or remedial action by Transferor is required by law, Transferee shall promptly notify Transferor. If Transferee's environmental expert determines as a result of such Phase I or further investigation that remedial action is required by Transferor, Transferor shall have the right to engage a nationally- or regionally-known reputable environmental auditing company reasonably acceptable to Transferee to provide a second opinion, in which case the parties agree to use an average of the two estimates for purposes of clauses (i) and (ii) below. Subsequent to the determination of the estimates of the remediation costs, the parties shall proceed as follows: (i) Transferor shall cause such remedial action to be performed in accordance with all applicable Environmental Laws, if the aggregate cost thereof is $2,000,000 or less; and (ii) if the cost of such remedial action exceeds $2,000,000 and Transferor does not elect to cause remedial action to be performed in accordance with applicable Environmental Laws, Transferee may elect either to terminate this Agreement, or to accept a transfer of the Assets without such remedial action having been taken, subject to a $2,000,000 adjustment to the Cash Consideration paid at Closing. If Transferor remediates or Transferee accepts the transfer of the Assets subject to an adjustment in Cash Consideration pursuant to clause (ii), then Transferee shall not be entitled to rely for any purpose on the representations and warranties of Transferor to the extent they relate to the specific environmental problem requiring remediation and the specific property subject to the remediation requirement.

                  7.8. HSR Notification. As soon as practicable, but not later than 20 days after the date of this Agreement, each party will complete and file, or cause to be completed and filed, any

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



notification and report required to be filed under the HSR Act with respect to the transactions contemplated hereby. Each of the parties will cooperate to prevent inconsistencies between their respective filings and will furnish to each other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions under the HSR Act. The parties shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other Governmental Authority in connection with antitrust matters. The parties shall use their respective commercially reasonable efforts to overcome any objections which may be raised by the FTC, the Antitrust Division or any other Governmental Authority having jurisdiction over antitrust matters. Notwithstanding anything to the contrary in this Agreement, if either party, in its reasonable business judgment, considers the imposition of a condition upon the transactions by a Governmental Authority to be materially adverse to such party, such party may terminate this Agreement. Each Transferee will pay the filing fees payable by such Transferee in connection with Transferee's filing under the HSR Act.

                  7.9. No Shop. None of Transferor, its Affiliates or any agent or representative of any of them will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement, directly or indirectly (i) solicit or initiate the submission of proposals or offers from any Person for, (ii) participate in any discussions pertaining to or (iii) furnish any information to any Person other than Transferee relating to, any direct or indirect acquisition or purchase of all or any portion of the Assets, the System or a controlling interest in the stock of Transferor.

                  7.10. Notification of Certain Matters. Transferor will promptly notify Transferee of any fact, event, circumstance or action (i) which, if known on the date of this Agreement, would have been required to be disclosed to Transferee pursuant to this Agreement or (ii) the existence or occurrence of which would cause any of Transferor's representations or warranties under this Agreement not to be correct and complete.

                  7.11.    Risk of Loss; Condemnation.

                           7.11.1. Transferor will bear the risk of any loss or
damage to the Assets resulting from fire, theft or other casualty (except reasonable wear and tear) at all times prior to the Closing. If any such loss or damage is so substantial as to (i) prevent normal operation of any material portion of the System or the replacement or restoration of the lost or damaged property within 20 days after the occurrence of the event resulting in such loss or damage, or (ii) result in a Material Adverse Effect, Transferor will (a) immediately notify Transferee of that fact and (b) either party may elect to terminate this Agreement. If either party elects so to terminate this Agreement, Transferee and Transferor will be discharged of any and all obligations hereunder (other than any obligations arising from a breach by either party of this Agreement). If both parties mutually elect to consummate the transactions contemplated by this Agreement notwithstanding such loss or damage and do so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage will be delivered by Transferor to Transferee, or the rights to such proceeds will be assigned by Transferor to Transferee if not yet paid over to Transferor, and Transferor will pay to Transferee an amount equal to the difference between the amount of such insurance proceeds and the full replacement cost of the damaged or lost Assets as reasonably agreed to by the parties.

                           7.11.2. If, prior to the Closing, all or any part of
or interest in the Assets is taken or condemned as a result of the exercise of the power of eminent domain, or if a Governmental Authority having such power informs Transferor or Transferee that it intends to condemn all or any part of or interest in the Assets, and such taking is so substantial as to prevent normal operation of any material portion of the System (such event being called, in either case, a "Taking"), then either party may terminate this Agreement. If both parties mutually elect to consummate the transactions contemplated by this Agreement, notwithstanding such Taking, then (i) Transferee will have the sole right, in the name of Transferor, if Transferee so elects, to negotiate for, claim, contest and receive all damages with respect to the Taking, (ii) Transferor will be relieved of its obligation to convey to Transferee the Assets or interests that are the subject of the Taking, (iii) at the Closing, Transferor will assign to Transferee all of Transferor's rights to all damages payable with respect to such Taking and will pay to Transferee all damages previously paid to Transferor with respect to the Taking and (iv) following the Closing, Transferor will give Transferee such further assurances of such rights and assignment with respect to the taking as Transferee may from time to time reasonably request.

                  7.12. Transfer Taxes, Fees and Expenses. Transferor will be responsible for the payment of any federal, state or local sales, income, use, transfer, excise, documentary or license taxes or fees or any other charge (including filing fees) imposed by any Governmental Authority with respect to the transfer of Transferor's Assets to Transferee pursuant to this Agreement. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

                  7.13.    Noncompetition; Nonsolicitation.

                           7.13.1. Each of Cox and Insight, in its capacity as
Transferor, covenants and agrees that, unless Transferee shall otherwise give its prior written consent, for a period of two years from the Closing Date neither it nor any of its Affiliates shall own, manage, operate, control or engage, directly or indirectly in the business of operating a multichannel wireline video cable television system, multipoint distribution system, multichannel multipoint distribution system, cable satellite master antenna television system, or direct broadcast satellite system within the Transferor's Service Area. Notwithstanding the foregoing, nothing herein shall be construed to prohibit or restrict (A) Cox from participating in the management or operations or acting as a distributor of Primestar Partners, L.P., its successors and assigns, offering direct broadcast satellite service nationwide, including within the Cox Service Area or (B) either party from owning a company's securities listed on a national securities exchange or the National Association of Securities Dealers Automated Quotations System, which constitutes less than 5% of the outstanding voting stock of such company.

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



                           7.13.2. Transferor covenants that from and after the
Closing Date and for a period of one year after the Closing Date it shall not solicit or otherwise actively attempt to hire any of the employees of Transferee employed at the Transferor's System as of the Closing Date; provided, however, that nothing herein shall prohibit Transferor from general advertising for personnel not specifically targeting any of such employees.

                  7.14. Cooperation; Satisfaction of Conditions. Each party shall cooperate fully with the other and their respective counsel, accountants and other business personnel in connection with any action required to be taken as part of their respective obligations under this Agreement, and each party shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use diligent efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Except as otherwise expressly provided herein, each party will use its commercially reasonable efforts to satisfy, or to cause to be satisfied, the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement, as set forth in Section 9, provided that Transferee will not be required to agree to any increase in the amount payable with respect to, or any modification that makes more burdensome in any material respect, any of the Assumed Liabilities.

                  7.15. Confidentiality. Each party shall keep secret and hold in confidence for a period of two years following the date hereof, any and all information relating to the other party that is confidential to such other party (it being understood and agreed that all proprietary information of Transferor that is included among the Assets shall become the proprietary information of Transferee upon Closing), other than the following: (i) information that has become generally available to the public other than as a result of a disclosure by such party; (ii) information already known to Transferee (without obligation of confidentiality) prior to its disclosure by Transferor, (iii) information that becomes available to such party or an agent of such party on a nonconfidential basis from a third party not known to have an obligation of confidentiality to a party to this Agreement; (iv) information that is required to be disclosed by applicable law, regulation, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are or may become listed or traded; and (v) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Required Consents; provided, however, in connection with disclosure of confidential information under (iv) and (v) hereof, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material.

                  7.16. Publicity. No party hereto will issue any press release or otherwise make any public statement with respect to this Agreement and the transactions contemplated hereby without the prior consent of the other party (which consent shall not be unreasonably withheld), except as may be required by applicable Legal Requirements, in which event the party required to make the release or announcement shall, if possible, allow the other party reasonable time to comment on such release or announcement or obtain a protective order at its own expense in advance of such issuance.

                  7.17. Billing Services. At Closing, Transferor and Transferee will execute and deliver to the other an Agreement to Provide Billing Services in a form mutually agreeable to the parties. The Agreement to Provide Billing Services will provide that Transferor or its agent will perform billing services for Transferee with respect to the System received by Transferee for up to 180 days immediately following Closing and Transferee will pay Transferor a fee of 75(cents) per customer per month for such services.

                  7.18. Delivery of Financial Information. Transferor shall deliver to Transferee within 30 days after the end of each month ending between the date of this Agreement and the Closing Date a statement of income and expense of the Transferor's System for the month previously ended and such other financial information (including information on payables and receivables) relating to the Transferor's System as Transferee may reasonably request. The income statements delivered by Transferor to Transferee pursuant to this Section shall be in accordance with the books and records of the Transferor's System and shall present fairly in all material respects the results of operations of the Transferor's System for the year-to-date periods then ended. Promptly after the preparation thereof, Transferor shall deliver to Transferee copies of any other information relating to the Transferor's System regularly prepared by Transferor for its internal use as Transferee may reasonably request; provided that Transferor shall not be required to make and shall not be deemed to make any representation or warranty concerning any such information delivered to Transferee (other than the information furnished to Transferee is a true and complete copy of the information prepared by Transferor for its internal use).

                  7.19. Franchise Renewals. Transferor shall timely file all requests for renewal under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each Franchise expiring within 30 months after the Closing, provided that Transferor shall consult with Transferee prior to the filing of any such renewal requests. Transferor shall use commercially reasonable efforts to pursue all requests for renewal in consultation with Transferee.

                  7.20. Use of Transferor's Name. For a period of 90 days after the Closing Date, Transferee may continue (but only to the extent reasonably necessary) to operate the System using Transferor's name and all derivations and abbreviations of such name and related trade names and marks in use in the System on the Closing Date, such use to be in a manner consistent with the way in which Transferor has used the marks. Within 90 days after the Closing Date, Transferee will discontinue using and will dispose of all items of stationery, business cards and literature bearing such names or marks. Notwithstanding the foregoing, Transferee will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Transferee. Transferor will be entitled to indemnification (as provided in Section 12.3) with respect to Transferee's misuse of such names and marks.


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



         8.       Closing.

                  The Closing of the transactions contemplated by this Agreement will be held on a date acceptable to the parties that is within 30 days after all conditions to the Closing contained in this Agreement (other than those based on acts to be performed at the Closing) have been satisfied or waived. The Closing will be held at 10:00 a.m. local time at the offices of Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022, or will be conducted by mail or at such place and time as the parties may agree. Notwithstanding the foregoing, the parties agree that the Closing shall be deemed effective as of 12:01 a.m. on the day on which the Closing deliveries are consummated, and all references herein that relate to the date and time of Closing, including provisions dealing with adjustments to the Cash Consideration, shall refer to such effective date and time.

         9.       Conditions to Closing.

                  9.1. Conditions to the Obligations of Transferee and Transferor. The obligations of each party to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver, to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date of each of the following conditions:

                           9.1.1. All filings under the HSR Act have been made
and the applicable waiting period has expired or been earlier terminated without the receipt of any objection or the commencement of any threat of litigation by any Governmental Authority of competent jurisdiction to restrain the consummation of the transactions contemplated by this Agreement.

                           9.1.2. No action, suit or proceeding is pending or
threatened by or before any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damages in respect of any of the transactions contemplated by this Agreement, or which would (i) prohibit Transferee's ownership or operation of all or a material portion of the business or operations of the Transferor's System or the Transferor's Assets, (ii) compel Transferee to dispose of or hold separate all or a material portion of the System, the business or operations of the Transferor's System or the Transferor's Assets as a result of any of the transactions contemplated by this Agreement or (iii) otherwise prevent or make illegal the consummation of any transactions contemplated by this Agreement.

                  9.2. Conditions to the Obligations of Cox. The obligations of Cox to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver (by Cox), to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

                           9.2.1. All representations and warranties of Insight
contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date except (i) for changes permitted or contemplated by this Agreement, (ii)

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



where such changes or breaches would not individually or in the aggregate have a Material Adverse Effect on the Insight System or (iii) where such changes or breaches would not, individually or in the aggregate, materially adversely affect Insight's ability to perform its obligations hereunder.

                           9.2.2. Insight in all material respects has performed
and complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Insight at or prior to the Closing.

                           9.2.3. Between the date of this Agreement and the
Closing Date, there shall have been no changes, events or conditions to or affecting the Insight System which have had a Material Adverse Effect.

                           9.2.4. Insight has executed (or caused to be
executed) and delivered to Cox each of the following items:

                                  (i)    duly executed warranty bills of sale,
                                         motor vehicle titles, assignments and
                                         other transfer documents which shall be
                                         sufficient to vest good title to the
                                         Insight Assets in the name of Cox or
                                         its permitted assignees, free and clear
                                         of any Encumbrances other than
                                         Permitted Encumbrances;

                                  (ii) a limited or special warranty deed in a form reasonably acceptable to Cox (and complying with applicable state laws and customary practice) with respect to each parcel of owned Insight Real Property, duly executed and acknowledged and in recordable form, warranting good and marketable fee simple title to such Insight Real Property against all persons claiming by, through or under Insight, subject only to Permitted Encumbrances, and in form sufficient to permit the title company to issue the title policy described in Section 7.6 to Cox with respect to such Insight Real Property together with any title affidavit reasonably required by the title insurer provided any such title affidavit shall not expand the aforesaid limited or special warranty of Insight;

                                  (iii) an affidavit of Insight, under penalty of perjury, that Insight is not a "foreign person" (as defined in the Foreign Investment in Real Property Tax Act and applicable regulations) and that Cox is not required to withhold any portion of the consideration payable under this Agreement under the provisions of such Act; and

                                  (iv) such other transfer instruments as Cox may deem necessary or advisable to transfer the Insight Assets to Cox and to perfect Cox's rights in the Insight Assets.

                           9.2.5. Subject to Article 10 below, Insight has
delivered to Cox evidence, in form and substance satisfactory to Cox as described in Section 7.5.1, that all of the Required Consents noted with an asterisk (*) on Schedule 5.3, have been obtained or given and are in full force and effect.

                           9.2.6. The Insight System shall have no less than
30,813 Basic Equivalent Customers and the Insight System shall have annualized aggregate operating cash flows for the three calendar months ending immediately prior to the month in which the Closing Date occurs of no less than $7,300,000. For purposes of this Section 9.2.6, "operating cash flows" means the operating cash flows as are commonly presented in the Insight System's monthly financial statements, plus an amount equal to the allocated corporate overhead for the same period as presented in such monthly financial statements.

                           9.2.7. Cox shall have received the opinion of
Cooperman Levitt Winikoff Lester & Newman, P.C., counsel for Insight, and of Fleischman & Walsh, FCC counsel for Insight, dated the Closing Date, in the forms set forth in Exhibit F and Exhibit G, respectively.

                           9.2.8. Insight has delivered releases, in form
satisfactory to Cox, of all Encumbrances affecting any of the Insight Assets other than Permitted Encumbrances.

                           9.2.9. Cox has received the title insurance
commitments, if any, described in Section 7.6.

                           9.2.10. Insight has delivered to Cox the following:
(i) a certificate, dated the Closing Date, signed by an officer of Insight, without personal liability, stating that to his or her knowledge, the conditions set forth in Sections 9.2.1, 9.2.2 and 9.2.3 are satisfied.

                           9.2.11. Insight has delivered to Cox a certificate,
dated as of the Closing Date, executed by the Secretary of Insight, without personal liability: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Insight in accordance with Insight's partnership agreement, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) certifying as to the incumbency of each signatory to this Agreement and any ancillary agreements executed by Insight.

                  9.3. Conditions to the Obligations of Insight. The obligations of Insight to consummate the transactions contemplated by this Agreement to take place at the Closing are subject to the satisfaction or waiver (by Insight), to the extent permitted by applicable Legal Requirements, at or prior to the Closing Date, of each of the following conditions:

                           9.3.1. All representations and warranties of Cox
contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on and as of the Closing Date except (i) for changes permitted or contemplated by this Agreement, (ii) where such changes or breaches would not individually or in the aggregate have a Material Adverse Effect on the Cox System or (iii) where such changes or breaches would not, individually or in the aggregate, materially adversely affect Cox's ability to perform its obligations hereunder.

                           9.3.2. Cox in all material respects has performed and
complied with each obligation, agreement, covenant and condition required by this Agreement to be performed or complied with by Cox at or prior to the Closing.

                           9.3.3. Between the date of this Agreement and the
Closing Date, there shall have been no changes, events or conditions to or affecting the Cox System which have had a Material Adverse Effect.

                           9.3.4. Cox has executed (or caused to be executed)
and delivered to Insight each of the following items:

                                    (i)   duly executed warranty bills of sale,
                                          motor vehicle titles, assignments and
                                          other transfer documents which shall
                                          be sufficient to vest good title to
                                          the Cox Assets in the name of Insight
                                          or its permitted assignees, free and
                                          clear of any Encumbrances other than
                                          Permitted Encumbrances;

                                    (ii)  a limited or special warranty deed in
                                          a form reasonably acceptable to
                                          Insight (and complying with applicable
                                          state laws and customary practice)
                                          with respect to each parcel of owned
                                          Cox Real Property, duly executed and
                                          acknowledged and in recordable form,
                                          warranting good and marketable fee
                                          simple title to such Cox Real Property
                                          against all persons claiming by,
                                          through or under Cox, subject only to
                                          Permitted Encumbrances, and in form
                                          sufficient to permit the title company
                                          to issue the title policy described in
                                          Section 7.6 to Insight with respect to
                                          such Cox Real Property together with
                                          any title affidavit reasonably
                                          required by the title insurer provided
                                          any such title affidavit shall not
                                          expand the aforesaid limited or
                                          special warranty of Cox;

                                    (iii) an affidavit of Cox, under penalty of
                                          perjury, that Cox is not a "foreign
                                          person" (as defined in the Foreign
                                          Investment in Real Property Tax Act
                                          and applicable regulations) and that
                                          Insight is not required to withhold
                                          any portion of the
                                          consideration payable under this
                                          Agreement under the provisions of such
                                          Act; and

                                    (iv)  such other transfer instruments as
                                          Insight may deem necessary or
                                          advisable to transfer the Cox Assets
                                          to Insight and to perfect Insight's
                                          rights in the Cox Assets.

                           9.3.5. Subject to Article 10 below, Cox has delivered
to Insight evidence, in form and substance satisfactory to Insight as described in Section 7.5.1, that all of the Required Consents noted with an asterisk (*) on Schedule 6.3 have been obtained or given and are in full force and effect.

                           9.3.6. The Cox System shall have no less than 32,555
Basic Equivalent Customers and the Cox System shall have annualized aggregate operating cash flows for the three calendar months ending immediately prior to the month in which the Closing Date occurs of no less than $7,400,000. For purposes of this Section 9.3.6, "operating cash flows" means the operating cash flows as are commonly presented in the Cox System's monthly financial statements, plus an amount equal to the allocated corporate overhead for the same period as presented in such monthly financial statements.

                           9.3.7. Cox shall have paid the Cash Consideration
required to be paid at the Closing, as adjusted in accordance with this Agreement.

                           9.3.8. Insight shall have received the opinion of
Dow, Lohnes & Albertson, counsel for Cox, dated the Closing Date, in the forms set forth in Exhibit H and Exhibit I.

                           9.3.9. Cox has delivered releases, in form
satisfactory to Insight, of all Encumbrances affecting any of the Cox Assets other than Permitted Encumbrances.

                           9.3.10. Insight has received the title insurance
commitments, if any, described in Section 7.6.

                           9.3.11. Cox has delivered to Insight the following:
(i) a certificate, dated the Closing Date, signed by an officer of Cox, without personal liability, stating that to his or her knowledge, the conditions set forth in Sections 9.3.1, 9.3.2 and 9.3.3 are satisfied.

                           9.3.12. Cox has delivered to Insight a certificate,
dated as of the Closing Date, executed by the Secretary of Cox, without personal liability: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by Cox's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) certifying as to the incumbency of each signatory to this Agreement and any ancillary agreements executed by Cox.


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                  9.4. Waiver of Conditions. Any party may waive in writing any or all of the conditions to its obligations under this Agreement.


         10. Franchise Consents. In order to avoid the situation where the entire like-kind exchange of assets contemplated by this Agreement is delayed pending the receipt of a small number of Franchise Required Consents, the parties agree that at such time as (i) the aggregate number of Basic Equivalent Customers covered by Insight Franchises that either do not require consent or as to which Required Consents have been obtained shall equal 90% of the aggregate number of Basic Equivalent Customers for the Insight System indicated in Section
3.2.7 (i.e., 90% of 36,250 or 32,625); (ii) the aggregate number of Basic Equivalent Customers covered by Cox Franchises that either do not require consent or as to which Required Consents have been obtained shall equal 90% of the aggregate number of Basic Equivalent Customers for the Cox System indicated in Section 3.2.6 (i.e., 90% of 38,300 or 34,470); and (iii) all conditions precedent to Closing contained in Article 9 (other than the conditions contained in Sections 9.2.5 and 9.3.5 as they relate to Franchise Required Consents) above have been satisfied or waived, the parties shall discuss in good faith the alternatives available to them, including the possibility of a partial or bifurcated consummation of the transaction contemplated herein.

         11.      Termination.

                  11.1. Events of Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

                        11.1.1. by the mutual written consent of the parties;

                        11.1.2. by any party, if the transactions contemplated by this Agreement to take place at the Closing have not been consummated by May 31, 1998 for any reason other than (i) a material breach or material default by such party in the performance of any of its obligations under this Agreement, or
(ii) the failure of any representation or warranty of such party to be accurate resulting in a Material Adverse Effect;

                        11.1.3. by Transferee under the conditions described in
Section 7.7.2; or

                        11.1.4. by Transferor or Transferee under the conditions described in Section 7.11.

                  11.2. Liabilities in Event of Termination. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, except that Transferee will have no liability in any event upon exercise of its right to terminate pursuant to Section 11.1.3 or 11.1.4. The parties recognize that in the event a party hereto should refuse to perform under the provisions of this Agreement, monetary damages

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



alone will not be adequate. The nonbreaching party shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, the breaching party hereby waives the defense that there is an adequate remedy at law. In the event of a breach or default which results in the filing of a lawsuit for damages, specific performance or other remedy, the nonbreaching party shall be entitled to reimbursement by the breaching party of reasonable legal fees and expenses actually incurred by the nonbreaching party.

                  11.3. Procedure Upon Termination. In the event of the termination of this Agreement by Transferee or Transferor pursuant to this
Section 11, notice of such termination will promptly be given by the terminating party to the other.

         12.      Survival; Indemnification.

                  12.1. Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained in this Agreement or in documents or instruments delivered pursuant hereto shall be deemed continuing representations, warranties, covenants and agreements, and shall survive the Closing Date for a period ending on the first anniversary of the Closing Date (the "Survival Period") unless a longer period of survival is otherwise provided for in this Agreement; provided, however, that the representations and warranties regarding taxes, third-party claims and environmental matters contained in Sections 5.14, 5.15, 5.16, 6.14, 6.15 and
6.16 shall survive until 60 days after the expiration of all applicable statutes of limitation and the representations and warranties regarding title to the Assets, contained in Sections 5.5, 5.6, 5.9, 6.5, 6.6 and 6.9, shall survive indefinitely. The written assertion of any claim by Transferor or Transferee against the other hereunder with respect to the breach or alleged breach of any representation, warranty, covenant or agreement shall extend the period during which such representation, warranty, covenant or agreement survives through the date such claim is conclusively resolved.

                  12.2. Indemnification by Transferor. Transferor will indemnify, defend and hold harmless Transferee and its shareholders and its and their respective Affiliates, and the shareholders, partners, directors, officers, employees, agents, successors and assigns of any of such Persons, from and against:

                        12.2.1. all losses, damages, liabilities, deficiencies or obligations of or to Transferee or any such other indemnified Person resulting from or arising out of (i) any breach of any representation or warranty made by Transferor in this Agreement, (ii) any breach of any covenant, agreement or obligation of Transferor contained in this Agreement, (iii) other than Assumed Liabilities, any act or omission of Transferor with respect to, or any event or circumstance related to, the ownership or operation of the Assets or the conduct of the business or operations of the System, which act, omission, event or circumstance occurred or existed prior to the Closing Date, without regard to whether a claim with respect to such matter is asserted before or after the Closing Date, including any matter described on Schedule 5.15 (Insight) or Schedule 6.15 (Cox), (iv) any

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claimed violation of any bulk transfer or fraudulent conveyance laws of any jurisdiction arising out of the transactions contemplated by this Agreement, or
(v) any of Transferor's Employee Plans or Compensation Arrangements; and

                           12.2.2. all claims, actions, suits, proceedings,
demands, judgments, assessments, fines, refunds, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both (A) clause (i) or (ii) and (B) under one or more of clauses (iii) through (v) of Section 12.2.1, Transferee's rights to pursue its claim under clauses (iii) through (v), as applicable, will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (i) and/or (ii).

                  12.3. Indemnification by Transferee. Transferee will indemnify, defend and hold harmless Transferor and its and their respective Affiliates, and the shareholders, partners, directors, officers, employees, agents, successors and assigns of any such Persons, from and against:

                           12.3.1. all losses, damages, liabilities,
deficiencies or obligations of or to Transferor or any such other indemnified Person resulting from or arising out of (i) any breach of any covenant, agreement or obligation of Transferee contained in this Agreement or (ii) the failure by Transferee to perform any of its obligations in respect of the Assumed Liabilities after Closing; and

                           12.3.2. all claims, actions, suits, proceedings,
demands, judgments, assessments, fines, interest, penalties, costs and expenses (including, without limitation, settlement costs and reasonable legal, accounting, experts' and other fees, costs and expenses) incident or relating to or resulting from any of the foregoing.

In the event that an indemnified item arises under both clause (i) and under clause (ii) of Section 12.3.1, Transferor's rights to pursue its claim under clause (ii) will exist notwithstanding the expiration of the Survival Period applicable to such claim under clause (i).

                  12.4. Procedure for Indemnification. The procedure for indemnification shall be as follows:

                           12.4.1. The party claiming indemnification (the
"Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and
(ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten days after written notice of such action, suit or proceeding was given to Claimant; provided, however, that failure of the Claimant to give the Indemnifying Party notice as provided herein shall not relieve the

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



Indemnifying Party of its obligations hereunder, except to the extent that such failure to give notice shall prejudice any defense or claim available to the Indemnifying Party.

                           12.4.2. Following receipt of notice from the Claimant
of a claim, the Indemnifying Party shall have 30 days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 30-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim subject to the terms and in accordance with the procedures set forth herein. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                           12.4.3. With respect to any claim by a third party as
to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

                           12.4.4. If a claim, whether between the parties or by
a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

                           12.4.5. The Indemnifying Party shall be entitled to
settle a claim without the consent of the Claimant if Claimant is unconditionally released and the remedy is payment of funds only.

                  12.5.    Limitations on Liability.

                           12.5.1. Except as provided in the following sentence,
neither party shall be required to indemnify the other under this Article 12 with respect to claims arising from a breach of representation, warranty, covenant or agreement until the aggregate amount of all such claims exceeds $200,000 (the "Threshold Amount"), and if such claims exceed the Threshold Amount, the party shall be entitled to recover all of its losses, including, without limitation, the amount of the Threshold Amount. In the event Claimant is entitled to indemnification from the Indemnifying Party because Claimant's claims exceed the Threshold Amount, the parties agree to net the amount of any claims for which the Indemnifying Party may be entitled to be indemnified by Claimant even if the amount of such claims is less than the Threshold Amount; provided, however, that such net settlement of indemnifiable claims shall not prejudice or be construed to limit additional and

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



subsequent indemnification claims by either party and the limitation of the Threshold Amount shall not be applied to or have any further effect with respect to any such additional and subsequent indemnification claims. (For example, if Party A has indemnity claims totalling $250,000 against Party B and at the time Party A seeks to recover such amount from Party B, Party B has a total of $150,000 in indemnity claims against Party A, the two amounts shall be offset and such claims would be satisfied by the payment of $100,000 from Party B to Party A.) Except as specified in the following sentence, for purposes of this
Article 12 only, in determining whether or not any misrepresentation or breach of warranty exists, any materiality qualifications (e.g., "material," "materially" or "in all material respects") contained in the representations and warranties shall be disregarded. Notwithstanding the preceding sentence, the materiality qualifications contained in the following representations and warranties shall be considered for all purposes, including this Article 12, and not disregarded: Sections 5.5 (first sentence), 5.6 (fifth sentence), 5.9 (first sentence), 5.18.1, 5.18.3, 6.5 (first sentence), 6.6 (fifth sentence), 6.9 (first sentence), 6.18.1 and 6.18.3.

                           12.5.2. A party's liability under this Article 12
shall be limited to losses or damages not exceeding in the aggregate
$10,000,000.

                           12.5.3. In the absence of fraud, the sole and
exclusive remedy of any party for any misrepresentation or any breach of a warranty or covenant set forth in or made pursuant to this Agreement shall be a claim for indemnification under and pursuant to this Article 12.

                           12.5.4. Notwithstanding the foregoing, the
limitations contained in this Section 12.5 shall not apply to indemnification claims brought by Transferee relating to liabilities of Transferor (including, without limitation, rate refund liability) that are not Assumed Liabilities.

         13.      Miscellaneous.

                  13.1. Parties Obligated and Benefitted. Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other party, neither party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement except either party, without prior written consent of the other party, may assign its rights under this Agreement to a Qualified Intermediary (as defined in Treas. Reg. Section 1.1031(k)-1(g)).

                  13.2. Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (i) in writing; (ii) delivered by personal delivery, facsimile transmission (to be followed promptly by written confirmation mailed by certified mail as provided below) or sent by commercial delivery service or certified mail, return receipt requested; (iii) deemed to have been given on the date of personal delivery, the date of transmission and receipt of facsimile transmissions, or the date set forth in the records of the delivery service or on the return receipt; and (iv) addressed as follows:

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



                  If to Insight:

                           Insight Communications Company, L.P
                           126 East 56th Street
                           New York, New York 10022
                           Attn:  Michael S. Willner
                           Fax: (212) 371-1549

                  With a copy to:

                           Robert L. Winikoff, Esq.
                           Cooperman Levitt Winikoff Lester & Newman, P.C. 800 Third Avenue
                           New York, New York 10022
                           Fax: (212) 755-2839

                  If to Cox:

                           CoxCom, Inc.
                           1400 Lake Hearn Drive, N.E.
                           Atlanta, Georgia  30319
                           Attn:  Mr. John M. Dyer
                           Fax: (404) 847-6336

                  With a copy to:

                           Thomas J. Peters IV, Esq.
                           Dow, Lohnes & Albertson, PLLC
                           One Ravinia Drive, Suite 1600
                           Atlanta, Georgia  30346
                           Fax: (770) 901-8874

or to any such other persons or addresses as the parties may from time to time designate in writing delivered in accordance with this Section 13.2.

                  13.3. Right to Specific Performance. Transferor acknowledges that the subject matter of this Agreement is unique, and in the case of any breach of the terms, covenants or conditions to this Agreement by Transferor, Transferee will have, in addition to all other remedies available at law or equity, the right to a decree of specific performance of this Agreement upon proper action instituted by Transferee.


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



                  13.4. Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion.

                  13.5. Captions. The article and section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

                  13.6. Choice of Law. This agreement and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of such State.

                  13.7. Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. The word "include" and derivatives of that word are used in this Agreement in an illustrative sense rather than limiting sense.

                  13.8. Rights Cumulative. All rights and remedies of each of the parties under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

                  13.9. Further Actions. Transferor and Transferee will execute and deliver to the other, from time to time at or after the Closing, for no additional consideration and at no additional cost to the requesting party, such further assignments, certificates, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement and to allow each party fully to enjoy and exercise the rights accorded and acquired by it under this Agreement.

                  13.10. Time of the Essence. Time is of the essence under this Agreement. If the last day permitted for the giving of any notice or the performance of any act required or permitted under this Agreement falls on a day that is not a Business Day, the time for the giving of such notice or the performance of such act will be extended to the next succeeding Business Day.

                  13.11. Late Payments. If either party fails to pay the other any amounts when due under this Agreement, the amounts due will bear interest from the due date to the date of payment at the annual rate publicly announced from time to time by Bank of New York as its prime rate (the "Prime Rate") plus 3%, adjusted as and when changes in the Prime Rate are made.

                  13.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

                  13.13. Entire Agreement. This Agreement (including the Schedules and Exhibits referred to in this Agreement, which are incorporated in and constitute a part of this Agreement) contain the entire agreement of the parties and supersede all prior oral or written agreements and

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


understanding with respect to the subject matter. This Agreement may not be amended or modified except in writing signed by the parties.

                  13.14. Severability. Any term or provision of this Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefited by such provision or any other provisions of this Agreement; provided however that the economic and legal substance of the transactions contemplated by this Agreement is not affected in any manner that is materially adverse to any party affected by such invalidity or unenforceability.

                  13.15. Construction. This Agreement has been negotiated by Transferee and Transferor and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement will not apply in any construction or interpretation of this Agreement.

         The parties have executed this Agreement as of the day and year first above written

                                 INSIGHT COMMUNICATIONS COMPANY, L.P.

                                 By: ICC ASSOCIATES, L.P., its general partner

                                      By: INSIGHT COMMUNICATIONS, INC.,
                                          its general partner


                                          By: /s/ Kim D. Kelly
                                             -------------------------------
                                             Name: Kim D. Kelly
                                             Title: EVP/CFO

                                 COXCOM, INC.


                                 By: /s/ John M. Dyer
                                    -----------------------------------
                                    Name: John M. Dyer
                                    Title: Vice President

                                       55